Exhibit 10.7

LEASE

1001 PAWTUCKET, L.L.C., LANDLORD

TO

RAPID MICRO BIOSYSTEMS, INC., TENANT

This LEASE made as of the Date of Lease by and between Landlord and Tenant.

1.	Basic Lease Terms and Certain Defined Terms.

Date of Lease:	As of October 21, 2013
Landlord:	1001 Pawtucket, L.L.C., a Delaware limited liability company, having an address c/o Winstanley Enterprises, Inc., 150 Baker Avenue Extension, Suite 303, Concord, Massachusetts 01742 Attn: Carter Winstanley.
Tenant:	Rapid Micro Biosystems, Inc., a Delaware corporation, having an address at One Oak Park Drive, Bedford, Massachusetts 01730.
Address of Property:	1001 Pawtucket Boulevard, Lowell, Massachusetts.
Building and Property:	The building known and numbered as 1001 Pawtucket Boulevard, Lowell, Massachusetts and containing 835,629 rentable square feet (“Building”) (the Building and the parcel of land on which it is located being collectively referred to as the “Property”).
Permitted Uses:	See Section 5.
Premises:	39,252 aggregate rentable square feet within the Building in the locations delineated on Exhibit A-1, consisting of the entirety of POD L2/A8 on the second floor of the Building which measures 38,525 rentable square feet and a portion of POD LG/A8 on the ground floor of the Building for storage which measures 727 rentable square feet. The Premises includes the portion thereof designated as the “Clean Room Premises” on the attached Exhibit A-1. The number of square feet of the Premises and Building have conclusively been agreed to by the parties.
Tenant’s Pro Rata Share:	4.70%, which is the percentage the rentable square footage in the Premises bears to the Building rentable square footage. Notwithstanding the foregoing, during the Early Access Period (in which Tenant shall only pay Additional Rent for Operating Expenses, Landlord’s Taxes and Tenant’s Cafeteria Payment with respect to the Clean Room Premises) Tenant’s Pro Rata Share shall equal 0.56%.

Term:
Initial Term:	The period commencing on the date on which Tenant takes occupancy of the Premises for the conduct of its business after its receipt of a certificate of occupancy for the entire Premises, but in no event later than May 1, 2014 (as applicable, the “Term Commencement Date”). The Term shall expire on the last day of the fifth (5th) Lease Year (“Termination Date”) (which, for example, would be July 31, 2019 if the Term Commencement Date occurs on May 1, 2014, as the First Lease Year is fifteen (15) months).
Extension Term:	One (1) extension term of five (5) years, as provided in Section 4.
Lease Year:	Each Lease Year shall consist of twelve (12) calendar months beginning with the Term Commencement Date, except that if the Term Commencement Date is not the first day of a calendar month, then Lease Year 1 shall include the partial month at the beginning of the Term and the Basic Rent for Lease Year 1 shall be proportionately increased based on any such additional partial month. Notwithstanding the foregoing, Lease Year 1 shall consist of fifteen (15) calendar months along with any applicable partial month as described in the previous sentence.
Basic Rent Commencement Date:	The date that is three (3) months following the Term Commencement Date.
Broker:	Cassidy Turley
Management Company:	Winstanley Property Management, LLC
Security Deposit:	$250,000 in the form of a letter of credit subject to Section 36.
Parking Allotment:	Tenant’s Pro Rata Share of all parking spaces on the Property. There are currently estimated to be approximately 1,685 total parking spaces on the Property. Tenant shall be entitled to five (5) Reserved Parking Spaces as shown on the attached Exhibit A-2 for Tenant’s exclusive use. The Reserved Parking Spaces shall be counted towards the Parking Allotment. The Parking Allotment, including the Reserved Parking Space, will be provided to Tenant without charge.

Basic Rent:
Initial Term:	Commencing on the Basic Rent Commencement Date, Basic Rent shall be due and payable in equal monthly installments as provided in Section 6 of the Lease as follows:

Time Period	Rent per Rentable Square Foot	Annualized Basic Rent	Monthly Basic Rent
Lease Year 1	$5.00	$196,260.00	$16,355.33
Lease Year 2	$5.25	$206,073.00	$17,172.75
Lease Year 3	$5.50	$215,886.00	$17,990.50
Lease Year 4	$5.75	$225,699.00	$18,808.25
Lease Year 5	$6.00	$235,512.00	$19,626.00

Extension Term:	As described in Section 4.
Additional Rent:	All amounts payable by Tenant under this Lease other than Basic Rent, including without limitation Additional Rent as described in Sections 6.2 through 6.5, commencing on the Term Commencement Date.
Tenant Improvement Allowance:	$776,210.00, subject to increase as set forth below. In addition, $3,800.00 shall be provided to Tenant as an architectural allowance pursuant to the attached Exhibit C.
Special Conditions:
Capital Expenditures:	Notwithstanding the provisions of Sections 6.4, during the Initial Term, no charge shall be included in Landlord’s Operating Expenses or otherwise imposed on Tenant for replacement of the roof, foundation or structural frame of the Building or for the cost of repairs to those structural items that are capitalized in accordance with Generally Accepted Accounting Principles (“GAAP”), consistently applied.

TI Allowance Increase:	Tenant shall be permitted to increase the Tenant Improvement Allowance (such increase being a “TI Allowance Increase”), subject to each of the following conditions:

	(a)	Tenant shall only be entitled to request a TI Allowance Increase before the date that is nine (9) months after the Term Commencement Date;

	(b)	the maximum amount of the TI Allowance Increase will be $379,670.00; and

	(c)	if Tenant Requests a TI Allowance Increase then, commencing on later of (i) the Basic Rent Commencement Date, or (ii) thirty (30) days after the signing of the amendment described below, Tenant shall pay additional Basic Rent to Landlord in equal monthly installments to amortize the full amount of the TI Allowance Increase over the remainder of the Initial Term, with an interest rate equal to 9% per annum. (In other words, the amount of the TI Allowance Increase shall be considered as though such amount were a direct reduction loan which will be repaid in full at such interest rate over the Initial Term, and with the amount of payments in each such Lease Year of the Initial Term being additional Basic Rent payable in equal monthly installments.)

This provision shall be self-operative, but in confirmation hereof Tenant shall execute an amendment to this Lease setting forth the additional Basic Rent to be paid on account of the TI Allowance Increase.

Early Access Period	The time period beginning on the Date of Lease and ending on the Term Commencement Date during which period Tenant will have access to the Premises, the space below the Premises on the second floor, and loading docks “12, 13 and 14” for the construction of the Improvements as described in Section 3. During this period, Tenant will not be obligated to pay Basic Rent, Additional Rent or utilities (provided, however, that during the Early Access Period Tenant shall pay Tenant’s Pro Rata Share of Additional Rent and utilities, but not Basic Rent, in respect of the Clean Room Premises).

2.	Premises

In consideration of the Basic Rent, Additional Rent, and other payments and covenants of the Tenant and the Landlord hereinafter set forth, and upon the following terms and conditions, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord the Premises located in the Building together with the right in common with others to use any portions of the Building and Property that are from time to time designated by Landlord for the common use of all tenants (other than the Reserved Parking Spaces, which shall be for Tenant’s exclusive use) such as sidewalks, parking lots, common corridors, common elevators and Building lobbies, the cafeteria and restrooms and the three shared loading docks numbered “12, 13 and 14” located in POD LG/A8 of the Building subject always to reasonable rules and regulations established from time to time by Landlord. The current rules and regulations for the Building are attached as Exhibit A-3. If any provision of the rules and regulations conflicts with any applicable provision set forth in this Lease, then the applicable provision(s) set forth in this Lease shall govern. Subject to all of the terms and provisions of this Lease, Tenant shall have access to the Premises, the common areas, including the parking spaces, and the loading docks twenty-four hours per day, seven days per week.

Tenant warrants and represents that Tenant has had full opportunity to inspect the Premises, Building and Property and, subject to Landlord’s obligations expressly set forth in this Lease, takes the Premises, Building and Property “as is, where is, with all faults”. The Tenant’s execution of this Lease shall be presumptive evidence that the Premises and the Building are in the condition required under this Lease subject, however, to Landlord’s obligations expressly set forth in this Lease. Except as expressly set forth in this Lease, neither Landlord nor any person acting under Landlord has made any representations or promises with respect to the condition of the Premises, the Building, the Property or the fitness of any of the foregoing for Tenant’s use or regarding any other matter or thing relating to any of the foregoing, and Tenant’s rights with respect to the Premises, the Building, the Property and Landlord are solely and exclusively set forth in this Lease.

Landlord reserves the right from time to time, with telephonic notice and without unreasonable (except in emergency) interruption of Tenant’s use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, or any other Building systems or equipment, wherever located in the Premises or the Building and (b) to alter or relocate any other common facility, including without limitation any lobby, courtyard or other common areas. Installations, replacements and relocations referred to in clause (a) above shall be located as far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Landlord shall provide Tenant with reasonable prior notice of any such activity and shall use reasonable efforts to schedule the making thereof so as to minimize to the extent practicable the interference with Tenant’s business operations.

3.	Construction of Improvements.

All leasehold improvements constructed by or on behalf of Tenant within the Premises (“Tenant Work”) shall be done in accordance with plans and specifications prepared and stamped by a licensed architect and first approved by Landlord which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall review Tenant’s construction plans and specifications as provided for below. In any event, cosmetic work such as painting, carpeting and wall coverings shall not require Landlord’s consent and no prior notice to Landlord of such work is required.

Within ten (10) business days following Landlord’s receipt of the plans and specifications for any Tenant Work, Landlord shall have the right to notify Tenant as to which portions of such Tenant Work must be removed by Tenant at the expiration or earlier termination of this Lease (the “Removal Items”), and the Removal Items so designated by Landlord within said ten (10) business day period shall be removed by Tenant at the expiration or earlier termination of this Lease, and Tenant shall repair any damage cause by such removal and restore that portion of the Premises to the condition the Premises were in prior to the installation of the Removal Items, reasonable wear and tear and damage by fire or other casualty or taking excepted. Other than the Removal Items, Tenant shall have no obligation, upon the expiration or earlier termination of this Lease, to remove any component of the Tenant Work or any cabling, but Tenant may remove any fixtures or equipment installed as part of the Tenant Work or remove trade fixtures that are specific to Tenant’s business operations.

All Tenant Work shall be done by qualified contractors and laborers, in a good and workmanlike manner and in full compliance with this Lease and all applicable laws and lawful ordinances, regulations and orders of governmental authorities and insurers of the Building and/or the Premises. Before Tenant begins any Tenant Work, it shall (i) secure all licenses and permits necessary therefor (it being understood that Landlord shall, at Tenant’s expense, cooperate with Tenant in securing all such licenses and permits), (ii) deliver to Landlord a statement with names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them (iii) cause each contractor and subcontractor to carry (1) workers’ compensation insurance in statutory amounts and employer’s liability insurance with limits not less than $1,000,000 per accident covering all the contractor’s and subcontractor’s employees, and (2) comprehensive general liability insurance with such limits as Landlord may reasonably require, but in no event less than $10,000,000 combined single limit for bodily injury and property damage insurance, all such insurance to include coverage for premises operations, broad form property damage, owner’s and contractor’s protective liability and completed operations for one (1) year; provided, however, that for Tenant’s Initial Construction (as defined in Exhibit C) during the Early Access Period, the combined single limit for the comprehensive general liability insurance and umbrella excess liability insurance shall be $5,000,000, and (iv) obtain all risks property insurance against loss or damage to Tenant’s work pending completion of the improvements. All insurance referred to in clauses (iii) and (iv) above shall be written by companies reasonably approved by Landlord and shall insure Landlord, Landlord’s property managers and sub-managers, Mortgagees, the names and addresses of which shall be provided by Landlord to Tenant, and Tenant as additional insureds, as their respective interests may appear, as well as the contractors and subcontractors as appropriate, and all such insurance shall contain a waiver of subrogation provision in favor of all insureds and shall be primary coverage as to any other coverage maintained by any insured other than Tenant. Prior to commencing any work within the Premises, Tenant shall deliver, or arrange to be delivered, to Landlord: (a) certificates of all insurance referred to in clauses (iii) and (iv) above; and (b) a lien and completion bond, bank letter of credit, or other security satisfactory to Landlord, in an amount adequate, in Landlord’s judgment, to protect Landlord against materials and mechanics’ liens which may be filed in connection with such work and to insure completion of such work. The foregoing notwithstanding, Tenant agrees to promptly pay when due the entire cost of any Tenant Work, and not to cause or permit any liens for work to attach to the Premises or the Building and immediately to discharge or bond off any such liens which may attach. Landlord may inspect any Tenant Work at any reasonable time upon reasonable notice; provided, however, Landlord shall, except in case of emergency, (i) give Tenant not less than 24 hours’ prior notice of such inspections and (ii) conduct such inspections so as to minimize interference with the construction work of Tenant. Tenant shall, and shall require its contractors to, insure and indemnify Landlord and hold it harmless from and against any cost, claim or liability arising from any Tenant Work, all such insurance and evidence of indemnification to be in form and substance reasonably satisfactory to Landlord.

Tenant, at Tenant’s expense (but Landlord shall provide the Tenant Improvement Allowance described in Section 1 and in Exhibit C), shall perform all Tenant Work considered necessary or desirable by Tenant to make the Premises ready for Tenant’s occupancy in accordance with the provisions of Exhibit C, other than the Landlord’s work described on the attached Exhibit C-1. Except as otherwise provided on the attached Exhibit C-1, such Landlord’s work shall be performed by Landlord (or at Landlord’s direction) during the Early Access Period and completed prior to the Term Commencement Date, subject to Section 31 below.

4.	Term

The Initial Term of this Lease shall commence on the Term Commencement Date and shall expire, unless earlier extended or terminated in accordance with the terms hereof, on the Termination Date. Notwithstanding the foregoing, Tenant shall have access to the Premises (and, as appropriate and with Landlord’s prior written approval to the common areas of the Building) during the Early Access Period for the purpose of undertaking and completing Tenant’s Initial Construction, provided that Tenant’s Initial Construction shall be coordinated with Landlord’s work described on the attached Exhibit C-1 so as not to unreasonably interfere with such Landlord’s work, and provided further, that Tenant’s Initial Construction shall include all work performed by Tenant in the Clean Room Premises. Such access shall be subject to all applicable provisions of this Lease, except that Tenant shall not be charged any Basic Rent, Additional Rent, or utilities in connection therewith. Landlord and Tenant acknowledge that Tenant requires access to the premises of another tenant in the Building in connection with Tenant’s Initial Construction, and Landlord shall use commercially reasonable efforts to coordinate such efforts with such tenant (and any such access shall be subject to the applicable provisions of this Lease).

So long as Tenant is not in default beyond any applicable cure period at the time Tenant elects to extend the Term, or at the time the Term would expire but for such extension, Tenant shall have the option to extend the Term for one (1) five (5) year extension term (the “Extension Term”) by unconditional notice given to Landlord at least nine (9) months before the Termination Date (the “Tenant’s Extension Notice”) with respect to the Premises including within such notice Tenant’s estimate of Fair Market Rent, all as described below. If Tenant fails timely so to exercise its option for the Extension Term, time being of the essence, Tenant shall have no further extension rights hereunder.

During the Extension Term, Tenant shall pay Basic Rent for the first Lease Year of such Extension Term equal to the Fair Market Rent for the Premises for the first Lease Year of such Extension Term, but in no event shall Basic Rent ever be less than Basic Rent in effect with respect to the Premises during the last Lease Year of the Initial Term. During each subsequent Lease Year of the Extension Term thereafter, the annual Basic Rent shall increase by Twenty Five Cents ($0.25) per rentable square foot of the Premises. For purposes hereof, “Fair Market Rent” shall mean the then prevailing market rent taking into account all relevant factors, including without limitation, tenant improvement allowances and any concessions then being offered in the marketplace for space of comparable size, quality and location. within the Route 495 North submarket for comparable terms.

Tenant’s Extension Notice shall include Tenant’s estimate of Fair Market Rent. Landlord shall notify Tenant of its estimate of the Fair Market Rent within thirty (30) days after receipt of Tenant’s Extension Notice. If either (y) Landlord rejects Tenant’s estimate or (z) Landlord fails in writing to notify Tenant of Landlord’s approval of Tenant’s estimate, then the Fair Market Rent shall be arbitrated in accordance with the following procedure.

If Landlord and Tenant have not agreed on the amount of Fair Market Rent within thirty (30) days after Landlord’s rejection (or deemed rejection) of Tenant’s estimate thereof, or if the arbitration procedure for determination of Fair Market Rent is otherwise commenced pursuant to the prior paragraph, then the arbitration shall be conducted in daylight baseball style where each party shall submit to the arbitrator and exchange with each other in advance of the hearing a report containing their last and best estimate of the Fair Market Rent and evidence bearing on the determination of the Fair Market Rent. The arbitrator will be appointed by mutual agreement of the parties from the first or second list of arbitrators offered by the American Arbitration Association; if the parties cannot agree on the selection of the arbitrator, then the AAA will select the arbitrator. The arbitrator shall be an appraiser who shall have had at least ten (10) years experience in the leasing, ownership or management of office/manufacturing buildings similar in character to the Premises and shall be a member of A.S.R.E.C. (or successor professional organization). The arbitrator shall, within 15 days after the conclusion of the arbitration hearing, issue a written statement of decision that selects either the Landlord’s or the Tenant’s estimate of Fair Market Rent. The arbitration shall be conducted in accordance with the commercial arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern). The parties shall have reasonable opportunity to present evidence bearing on Fair Market Rent. The cost of the arbitration (exclusive of each party’s witness and attorneys fees, which shall be paid by such party) shall be borne equally by the parties. If the AAA shall cease to provide arbitration for commercial disputes in Boston, the second or third arbitrator, as the case may be, shall be appointed by JAMS or any successor organization to either JAMS or the AAA providing substantially the same services, and in the absence of such an organization, by a court of competent jurisdiction under the arbitration act of The Commonwealth of Massachusetts. The decision of the arbitrator shall be final and the determination of Fair Market Rent shall be binding on the parties.

If the valuation procedures of this Section are delayed for any reason, then such procedures shall nevertheless remain in effect and be applicable when and as invoked with respect to Basic Rent payable during the Extension Term; but until such procedures are completed, Tenant shall pay on account of Basic Rent at the rate established for Basic Rent for the last twelve (12) months of the Initial Term (and upon Fair Market Rent being established, Tenant shall pay the new rent within ten (10) days of such determination, retroactively to the beginning of the applicable Extension Term). The parties shall adjust for over or under payments within twenty (20) days after the decision of the arbitrators is announced.

Promptly after the Basic Rent is determined for the Extension Term as aforesaid, Landlord and Tenant shall enter into an amendment of this Lease confirming the extension of the Term and the new rate for Basic Rent.

Tenant’s rights to extend the Term under this Section are personal to Tenant and shall not apply to any Transferee of Tenant (other than a Transferee under a Permitted Transfer) and shall not be assignable or exercisable by any other person or entity (other than a Transferee under a Permitted Transfer). If at any time during the Term Tenant has Transferred more than one half (1/2) of rentable square feet of the Premises (not including Permitted Transfers), then Tenant’s rights under this Section shall thereafter be null and void and of no further force or effect.

5.	Use of the Premises; Licenses and Permits

Tenant may use the Premises only for office, light manufacturing, wet laboratory, clean room and test/assembly purposes. The Premises may not be used for uses (a) of heavy equipment in excess of the floor load capacity of the Building or resulting in excessive wear and tear on the Building, (b) except as expressly permitted under Section 27, any use or storage of Hazardous Materials or Waste, and (c) in violation of any applicable local, state or federal law, bylaw, code, rule or regulation. In addition to and without limiting the generality of the foregoing, in no event shall the Premises be used for any heavy stamping or other operations that cause material vibrations in the ground floor manufacturing premises of Cobham Defense Electronics Systems Corporation (or any successor or assign thereof).

6.	Rent

6.1              As consideration for this Lease Tenant covenants to pay to Landlord, without setoff, reduction, counterclaim or defense and, except as otherwise expressly set forth herein, without abatement, the total amounts respectively of Basic Rent and Additional Rent for the Term when due pursuant to this Lease. Tenant’s obligation to pay Basic Rent shall commence on the Basic Rent Commencement Date and Tenant’s obligation to pay Additional Rent shall commence on the Term Commencement Date. On the first day of each month during the Term (i) the respective amount of annual Basic Rent due for the Lease Year in question shall be paid in equal monthly installments in advance, (ii) Tenant’s Pro Rata Share of Landlord’s Operating Expenses and Landlord’s Taxes shall be paid as Additional Rent as provided in Section 6.3 below and (iii) Tenant’s Cafeteria Payment shall be paid as Additional Rent as provided in Section 6.3 below. Tenant shall make a ratable payment of Basic Rent and Additional Rent for any period of less than a month at the beginning or end of the Term. All payments of Basic Rent, Additional Rent and other sums due shall be paid in current U.S. exchange by check drawn on a federal clearinghouse bank at the address of Landlord set forth in Section 1 or such other place as Landlord may from time to time direct (or if requested by Landlord in the case of Basic Rent, by electronic fund transfer). The term “rent” as used in this Lease shall mean Basic Rent and Additional Rent and any other amount payable by Tenant under this Lease.

Without limiting the foregoing, except as expressly set forth in this Lease, Tenant’s obligation so to pay rent shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or any casualty or taking, or any failure by Landlord to perform any covenant contained herein, or any other occurrence; and, except as expressly set forth in this Lease, Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover Rent. Subject to the provisions of this Lease however, Tenant shall have the right to obtain judgments for direct money damages occasioned by Landlord’s breach of its Lease covenants.

This Lease is intended by the parties hereto to be a so-called “triple net” lease and, to the end that the Basic Rent shall be received by the Landlord net of all costs and expenses related to the Property, the Building and the Premises, except as expressly set forth herein.

If any payment of Basic Rent or Additional Rent is not paid to the Landlord when due or within any applicable grace period expressly provided herein, then at the Landlord’s option, without notice and in addition to all other remedies hereunder, the Tenant shall pay upon demand to the Landlord as Additional Rent interest thereon at an annual rate equal to ten percent (10%) per annum or the maximum rate permitted by applicable law if less, such interest to be computed from the date such Basic Rent or Additional Rent was originally due through the date when paid in full, and if more than two (2) late payments occur within any twelve (12) month period, Landlord may in addition to all of its other remedies impose an administrative charge of five percent (5%) on the amount of any subsequent late payments, such interest and administrative charges being Additional Rent.

It is intended that rent payable hereunder shall be a net-net-net return to Landlord throughout the Term, free of expense, charge, offset, diminution or other deduction whatsoever on account of the Premises (excepting financing expenses, federal and state income taxes of general application and those expenses which this Lease expressly makes the responsibility of Landlord), and all provisions hereof shall be construed in terms of such intent.

6.2              Tenant covenants and agrees to pay to Landlord, commencing as of the date hereof with respect to the Clean Room Premises, and as of the Term Commencement Date with respect to the entire Premises, as Additional Rent, (i) an amount equal to Tenant’s Pro Rata Share of Landlord’s Operating Expenses, (ii) an amount equal to Tenant’s Pro Rata Share of Landlord’s Taxes and (iii) an amount equal to Tenant’s Cafeteria Payment. With respect to amounts payable on account of Landlord’s Operating Expenses pursuant to the foregoing clause (i), if less than the total rentable floor area of the Building is occupied at any time during such period, Landlord may reasonably extrapolate and include all components of Landlord’s Operating Expenses that vary with occupancy as though the total rentable floor area of the Building had been ninety-five percent (95%) occupied at all times during such period (that is, if actual occupancy of the Building is less than 95%, then Tenant’s Pro Rata Share of any such extrapolated variable component will be the percentage obtained by multiplying 95% by a fraction, the numerator of which is the percentage of the Building occupied by Tenant and the denominator of which is the percentage of the Building occupied by Tenant and all other tenants). For purposes hereof, “Tenant’s Cafeteria Payment” shall mean Landlord’s operating costs associated with the cafeteria multiplied by a fraction, the numerator of which is the percentage of the Building occupied by Tenant and the denominator of which is the percentage of the Building occupied by Tenant and all other tenants.

6.3              Additional Rent for Operating Expenses and Taxes and Tenant’s Cafeteria Payment under this Section shall be paid for any portion of a month at the beginning of the Term and thereafter in monthly installments on the first day of each calendar month in amounts reasonably estimated from time to time by Landlord for the then current calendar year or other fiscal period. Landlord may from time to time revise such estimates based on available information relating to Landlord’s Operating Expenses and Taxes and Tenant’s Cafeteria Payment or otherwise affecting the calculation hereunder. Within one hundred twenty (120) days after the end of each calendar year or fiscal period, Landlord will provide Tenant with an accounting statement of Landlord’s Operating Expenses and Taxes and Tenant’s Cafeteria Payment and other data necessary to calculate Additional Rent hereunder for such calendar year or fiscal period prepared in reasonable “line item” detail, which statement shall be conclusive between the parties unless disputed by Tenant pursuant to Section 6.6 below. Upon issuance thereof, there shall be an adjustment between Landlord and Tenant for the calendar year or fiscal period covered by such accounting to the end that Landlord shall have received the exact amount of Additional Rent due hereunder. Any overpayments by Tenant hereunder shall be credited against the next payments of Additional Rent due under this Section, provided there are no outstanding amounts due Landlord under this Lease at such time. Any underpayments by Tenant shall be due and payable within thirty (30) days of delivery of Landlord’s statement. With respect to the calendar year or fiscal period in which the Term ends, the adjustment shall be pro rated for the portion of the year included in the Term, but shall take place nevertheless at the times provided in the preceding sentences and shall survive the Term.

6.4              “Landlord’s Operating Expenses” means all costs of Landlord in servicing, operating, managing, maintaining, and repairing the Building and Property, and all improvements thereon and providing services to tenants including, without limitation, the costs of the following: (i) supplies, materials and equipment purchased or rented, total wage and salary costs paid to, and all contract payments made on account of, all persons (including persons employed by Landlord or its affiliates) engaged in the operation, maintenance, security, cleaning and repair of the Building and Property, including Social Security, old age and unemployment taxes, sick and vacation pay and other so-called “fringe benefits”; (ii) building services provided pursuant to Section 10, including maintenance, repair and replacement of all components of the Building, including its structural components, roof, systems, equipment and appurtenances, planting, landscaping and grounds, roads, sidewalks and parking areas, whether performed by Landlord’s or Landlord’s affiliate’s employees or by other persons under contract with Landlord (but excluding costs to replace the roof, foundation or structural frame of the Building during the Initial Term); (iii) utilities consumed and expenses incurred in the operation, maintenance and repair of the Building and Property including, without limitation, oil, gas, electricity, water, sewer and snow removal; (iv) casualty, liability, flood, environmental and other insurance, and unreimbursed costs incurred by Landlord which are subject to an insurance deductible; (v) management fees in the amount of and not to exceed four percent (4%) of the gross rental income and receipts of the Building and the Property and (vi) operating charges for any amenity available for use by tenants of the Building (including, without limitation, any fitness center). If Landlord, in its reasonable discretion, installs a new or replacement capital item (including, without limitation, any such capital item that is intended to improve the operating efficiency of the Building and/or the Property), the cost of such item together with interest at two percentage points above the then “Prime Rate” (as published in the Wall Street Journal or comparable financial publication reasonably selected by Landlord) considered as though such cost and interest comprised a direct reduction loan amortizing over (x) the useful life of such item or (y) with respect to any such item that is intended to improve operating efficiency, the period during which such efficiency shall be realized, as reasonably determined by Landlord, shall be included in Landlord’s Operating Expenses. Landlord’s Operating Expenses shall not include (i) costs of electricity or utilities furnished directly to any premises of other tenants of the Building where such utility is separately metered to such premises or such tenant pays a separate charge therefor; (ii) costs incurred in connection with Landlord’s preparation, negotiation, dispute resolution and/or enforcement of leases, including court costs and attorneys’ fees and disbursements in connection with any summary proceeding to dispossess any other tenant, or incurred in connection with disputes with prospective tenants, leasing agents, purchasers or mortgagees; (iii) financing costs including interest and principal amortization of debts and the costs of providing the same; (iv) any liabilities, costs or expenses associated with or incurred in connection with the removal, enclosure, encapsulation or other handling of Hazardous Materials or Wastes (as defined in Section 27 below) and the cost of defending against claims in regard to the existence or release of Hazardous Materials or Wastes at the Building or the Property (except with respect to those costs for which Tenant is otherwise responsible pursuant to the express terms of this Lease); and (vi) charitable or political contributions. Landlord’s Operating Expenses shall be calculated in accordance with GAAP, consistently applied.

6.5              “Landlord’s Taxes” or “Taxes” means all taxes, assessments and similar charges assessed or imposed on the Property for the then current fiscal year by any governmental authority attributable to the Building and any associated parking structure (including personal property associated with any of the foregoing). The amount of any special taxes, special assessments and agreed or governmentally imposed “in lieu of tax” or similar charges shall be included in Landlord’s Taxes for any year but shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax, special assessment or such charge required to be paid during or with respect to the year in question. Landlord’s Taxes include expenses, including fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reduction or to assure maintenance of Landlord’s Taxes for any year wholly or partially included in the Term, whether or not successful and whether or not such efforts involved filing of actual abatement applications or initiation of formal proceedings. Landlord’s Taxes exclude income taxes of general application and all estate, succession, inheritance and transfer taxes. If at any time during the Term there shall be assessed on Landlord, in addition to or lieu of the whole or any part of the ad valorem tax on real or personal property, a capital levy or other tax on the gross rents or other measures of building operations, or a governmental income, franchise, excise or similar tax, assessment, levy, charge or fee measured by or based, in whole or in part, upon building valuation, gross rents or other measures of building operations or benefits of governmental services furnished to the Building, then any and all of such taxes, assessments, levies, charges and fees, to the extent so measured or based, shall be included within the term Landlord’s Taxes, but only to the extent that the same would be payable if the Building and Property were the only property of Landlord.

6.6              At Tenant’s written request at any time within three (3) months after Landlord delivers Landlord’s statement of Landlord’s Operating Expenses and Taxes and Tenant’s Cafeteria Payment to Tenant, Tenant (at Tenant’s expense) shall have the right to examine Landlord’s books and records applicable to Landlord’s Operating Expenses and Taxes and Tenant’s Cafeteria Payment. Such right to examine the records shall be exercisable: (a) upon reasonable advance notice (which, for purposes hereof, shall mean at least thirty (30) days) to Landlord and at reasonable times during Landlord’s business hours; (b) only during the five (5) month period following Tenant’s receipt of Landlord’s statement for the applicable calendar year and (c) not more than once each calendar year. Landlord’s statement shall be deemed conclusive except as to items specifically disputed in writing by notice from Tenant to Landlord given within six (6) months after Landlord delivers the statement to Tenant. Tenant shall pay all costs of the examination unless Tenant is found to have overpaid Additional Rent for Operating Expenses and Taxes and Tenant’s Cafeteria Payment by more than five percent (5%) for the year in question, in which event Landlord will be reimburse Tenant for all reasonable out-of-pocket costs of the examination in addition to any overpayment of the Additional Rent. Any examination of Landlord’s Operating Expenses and Taxes shall be conducted by an independent certified public accountant retained by Tenant (each, an “examiner”). In no event shall Tenant utilize any examiner who is being paid on a contingent fee or any other basis where such examiner’s fee or compensation, in whole or in part, is determined by any amount of Operating Expenses and Taxes and Tenant’s Cafeteria Payment overpaid. Landlord shall reasonably approve any examiner to confirm compliance with the previous sentence. Landlord shall reasonably cooperate with Tenant and any examiner in the performance of any examination of Landlord’s records pursuant to the terms hereof. Landlord and Tenant shall adjust for any overpayments or underpayments determined by examination under this Section pursuant to Section 6.3 above.

As a condition precedent to performing any such examination of Landlord’s books and records, Tenant and its examiner shall be required to execute and deliver to Landlord an agreement in form acceptable to Landlord agreeing to keep confidential any information that they discover about Landlord or the Building in connection with such examination. Without limiting the foregoing, such examiners shall also be required to agree that they will not represent any other tenant in the Building in connection with examinations of Landlord’s books and records for the Building unless said tenant(s) have retained said examiners prior to the date of the first examination of Landlord’s books and records conducted by Tenant pursuant to this Section and have been continuously represented by such examiners since that time. Notwithstanding any prior approval of any examiners by Landlord, Landlord shall have the right to rescind such approval at any time if in Landlord’s reasonable judgment the examiners have breached any confidentiality undertaking to Landlord or any other landlord or cannot provide acceptable assurances and procedures to maintain confidentiality.

7.	Insurance; Waivers of Subrogation

Tenant shall, at its own cost and expense, maintain during the Term insurance for the benefit of Tenant, Landlord, any Mortgagees and property managers (as their interests may appear) from insurers rated at least A-/X by A.M. Best, with terms and coverages reasonably satisfactory to Landlord and with such increases in limits as Landlord may from time to time reasonably request provided that such limits are the same as those then being provided by similar types of tenants in the greater Boston area under leases of similar types of premises for similar uses, and/or as may be required by typical institutional lenders of comparable properties. Initially, Tenant shall maintain the following on an occurrence basis (except as otherwise expressly provided below):

(A)	Commercial general liability insurance naming Landlord, Landlord’s management agents and Landlord’s Mortgagee(s) from time to time as additional insureds, with coverage for premises/operations, personal injury, and contractual liability with combined single limits of liability of not less than $6,000,000 for bodily injury and property damage per occurrence and $7,000,000 in the aggregate.

(B)	Property insurance covering property damage and business interruption. Covered property shall include all tenant improvements in the Premises (including any Tenant Work) and Tenant’s Property. Such insurance, shall name Landlord and Landlord’s Mortgagees from time to time as loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including the perils of fire, extended coverage, windstorm, vandalism, and malicious mischief, and such other risks Landlord may from time to time designate (provided that insurance for such other risks is then being provided by similar types of tenants in the greater Boston area under leases of similar types of premises), for the full replacement cost value of the covered items and in amounts that meet any co-insurance clause of the policies of insurance, with a deductible amount not to exceed a then- commercially reasonable deductible, which initially shall be no greater than $100,000.

(C)	Workers’ compensation insurance with statutory benefits and employers’ liability insurance in the following amounts: each accident, $500,000; disease (policy limit), $500,000; disease (each employee), $500,000.

(D)	During all construction by Tenant, Tenant shall maintain with respect to the Premises and Property adequate builder’s risk covering the cost of replacing all such construction, and Landlord its mortgagees shall be named as loss payees as their interests may appear).

On or before the Term Commencement Date and upon renewal, Tenant shall give Landlord certificate(s) evidencing the liability, builder’s risk, workers’ compensation insurance and property insurance on Tenant’s Property evidencing such coverages, and stating that such insurance may not be canceled without at least thirty (30) days’ prior written notice to Landlord. Liability insurance maintained by Tenant with respect to the Premises shall be deemed to be primary insurance, and any liability insurance maintained by Landlord with respect to the Premises shall be deemed secondary to it.

Such insurance may be provided by a combination of underlying general liability insurance coverage and umbrella excess liability insurance. The risk of loss to all contents of, and personal property and trade fixtures located in the Premises is upon the Tenant, and the Landlord shall have no liability with respect thereto, except for that due solely to the negligence of Landlord or its agents, contractors or employees.

Landlord shall maintain the following throughout the Term with companies licensed and approved to write insurance in the state in which the Building is located:

(A)	property insurance against direct physical loss or damage to the Building (and parking areas to the extent such parking areas can customarily be insured against casualty) on an “all risks,” agreed amount basis in an amount equal to the physical replacement cost of the Building (and, if applicable, parking areas). Landlord shall not be required to carry insurance with respect to any property that Tenant is required to insure pursuant to this Lease;

(B)	liability insurance against claims, demands or actions for injury, death, and property damage in amounts not less than Five Million Dollars ($5,000,000) in the aggregate; and

(C)	reasonable rental loss insurance.

The Landlord and the Tenant each hereby waive all rights against the other and release the other from any liability for any loss or damage to the Building, the Premises or other property and whether or not caused by the negligence or other fault of the Landlord, the Tenant or their respective agents, employees, subtenants, licensees, invitees or assignees; provided, however, that this waiver and release (i) shall apply notwithstanding the indemnities set forth in Section 13, but only to the extent that such loss or damage to the Building or other property is covered by insurance which protects the releasing or waiving party; (ii) shall not be construed to impose any other or greater liability upon either the Landlord or the Tenant than would have existed in the absence hereof; and (iii) shall be in effect only to the extent and so long as the applicable insurance policies provide that this release shall not affect such policies or the right of the insureds to recover under such policies, which clauses shall be obtained by the parties hereto whenever reasonably available.

Each party shall provide to the other within ten (10) days of execution of this Lease insurance certificates evidencing compliance with this Section and periodically thereafter upon reasonable request. Any failure of Tenant to carry the required insurance shall constitute a default hereunder and shall also impose on Tenant the obligations of a self-insurer to the extent of any such failure.

8.	Electricity; Telecommunications and Other Utilities.

Landlord has furnished electrical service as presently installed in the Building for the operation of lighting fixtures, and 120 volt current for the operation of normal office fixtures and equipment, but excluding any high energy consumption equipment. Tenant will be allowed Tenant’s Pro Rata Share of the electrical capacity of the Building (which is set forth on the attached Exhibit B). Landlord shall, at Landlord’s expense, install an electrical checkmeter to measure Tenant’s consumption of electricity. From and after the Term Commencement Date, Tenant shall pay to Landlord monthly as Additional Rent an amount equal to the actual number of kilowatt hours of electrical service provided to the Premises, multiplied by the average rate per kilowatt hour paid by Landlord for the Building. Tenant shall make such monthly payments in an amount reasonably estimated by Landlord based on invoices received by Landlord from the applicable service provider. Landlord may from time to time revise such estimates based on available information relating to or otherwise affecting the cost of the electrical services provided to the Premises. The difference, if any, between the amount so paid by Tenant and the actual cost of electricity used by Tenant shall be adjusted not less than annually in the manner set forth in Section 6.3 above for the annual adjustment of Additional Rent for Operating Expenses and Taxes.

Tenant agrees never to overload the electrical service and to be solely responsible for the consequences of any overloading, indemnifying and holding Landlord harmless with respect thereto in the manner provided for in Section 13 of this Lease. Tenant shall also be responsible for arranging for and paying all costs associated with telecommunications and any other utility or service required by Tenant (other than water and sewage for bathrooms and drinking fountains, which Landlord shall arrange for as an element of Landlord’s Operating Expenses).

9.	Tenant’s Repairs and Maintenance; Security.

From and after the Term Commencement Date throughout the Term, the Tenant shall, at its own cost and expense: (i) make interior repairs, replacements and renewals necessary to keep the Premises and all equipment and appurtenances, including all systems, pipes, ducts, conduits and wires wherever located either within or, with Landlord’s prior approval, outside of the Premises from the point where the same begin to exclusively serve the Premises, in good order, condition and repair consistent with the condition of the Premises at the commencement of the Term or as they thereafter may be put, reasonable wear and use (damage by fire or other casualty or taking being elsewhere provided for) and Landlord’s express obligations under this Lease only excepted (it being understood, however, that the foregoing exception for reasonable wear and use shall not relieve the Tenant from the obligation to keep the Premises in good order, repair and condition), (ii) make all other repairs, replacements and renewals which are required due to the negligence or misconduct of the Tenant or those acting under Tenant or are expressly provided for elsewhere in this Lease, and (iii) keep and maintain all portions of the Premises in a reasonably clean and orderly condition, free of accumulation of dirt, rubbish, and other debris. The foregoing shall include without limitation Tenant’s obligation to maintain and repair floors, floor coverings and all mechanical, plumbing, electrical and other systems and equipment that exclusively serve the Premises wherever located (whether or not the same are located inside or outside the Premises), to paint and repair walls and doors, to replace and repair ceiling tiles, interior glass (and exterior glass if such damage or repair is necessitated by any act of Tenant or person acting under Tenant), lights and light fixtures, drains, water heaters and the like, and regularly to clean the Premises. Notwithstanding the foregoing, Landlord shall provide all Building heating, ventilation and air condition (“HVAC”) systems; plumbing, including water supply and drainage systems; and mechanical, electrical, lighting and life safety systems servicing the Premises in good working order on the Term Commencement Date. If any of the foregoing systems fail and need to be replaced during the Initial Term, Landlord will pay for the capital cost of replacing the system and shall amortize such cost over the useful life of the replacement system in accordance with GAAP and shall recover such cost as part of Landlord’s Operating Expense.

Tenant shall be responsible for securing its Premises including implementing all security measures with respect to access thereto. Tenant shall also be responsible, on a nightly basis, for removal of trash and other rubbish from its Premises to the common area dumpsters.

All personal property of any person which is located on or near the Premises shall be at the sole risk of Tenant and subject to the insurance requirements set forth in Section 7. Landlord shall not be liable for any loss or damage to person or property resulting from any accident, theft, vandalism or other occurrence on or to the Premises, including damage resulting from water, wind, ice, steam, explosion, fire, smoke, chemicals, the rising of water or leaking or bursting of pipes or sprinklers, defect, structural or non-structural failure or any other cause except to the extent such loss or damage is caused solely and directly by Landlord’s negligence.

10.	Landlord’s Services

10.1          Building Common Services. Landlord shall provide the services set forth in this Section 10. Landlord shall have no obligation to provide any service to the Building, Premises or Tenant that is not expressly set forth in this Lease. Without limiting the generality of the previous sentence, Tenant acknowledges and agrees that as an accommodation to Tenant and other users of the Building the central plant of the Building is used as of the date hereof to provide comfort cooling.

10.1.1    Water Charges. Landlord shall furnish potable water for ordinary office cleaning, toilet, kitchen, lavatory and drinking purposes. Landlord shall install a meter to measure the use of any such water. From and after the Term Commencement Date, Tenant shall pay to Landlord monthly as Additional Rent an amount equal to the actual amount of water provided to the Premises, multiplied by the average rate per gallon paid by Landlord for the Building. Tenant shall make such monthly payments in an amount reasonably estimated by Landlord based on invoices received by Landlord from the applicable service provider. Landlord may from time to time revise such estimates based on available information relating to or otherwise affecting the cost of the water provided to the Premises. The difference, if any, between the amount so paid by Tenant and the actual cost of water used by Tenant shall be adjusted not less than annually in the manner set forth in Section 6.3 above for the annual adjustment of Additional Rent for Operating Expenses and Taxes.

10.1.2    Cleaning. Landlord shall cause the common areas of the Building to be kept reasonably clean.

10.1.3    Other Building Services. Landlord will through the existing Building systems furnish those Building services at the capacities and in accordance with Exhibit B. Tenant will be allowed Tenant’s Pro Rata Share of such Building services, and Tenant will not exceed its Pro Rata Share. Landlord will furnish the house meter for such services and Tenant will furnish appropriate metering for its consumption of such services.

10.1.4    Cafeteria. Landlord shall cause a full service cafeteria to be provided at the Building which will be generally consistent with the current cafeteria’s size, scope and service.

10.1.5    Common Areas. Landlord shall light and maintain the common lobbies and related areas of the Building on business days (meaning any day of the week other than Saturday, Sunday, or a day on which banking institutions in Boston, Massachusetts or in the city in which the Property is located are obligated or authorized by law or executive action to be closed to the transaction of normal banking business) during normal business hours of 7:00 a.m. to 6:00 p.m. Notwithstanding such hours for such common areas, Tenant shall have access to the Premises on a 24 hours per day, 7 days per week basis, Tenant being responsible for providing pass cards and all security with respect to the Premises (and Landlord shall provide card access for Building perimeter doors).

10.2          Repairs and Maintenance. Except for repairs to items necessitated by Tenant’s or other tenants in the Building act, neglect or overloading or the act, neglect or overloading of persons acting under Tenant (which shall be Tenant’s or the other tenant’s sole responsibility), Landlord shall, as expenses included in Landlord’s Operating Expenses, make such repairs to the roofs, exterior walls, exterior windows of the Premises, floor slabs, core walls, and common areas and facilities in the Building (including, without limitation, the Building’s mechanical, electrical, common area lighting, plumbing and life safety systems) as may be necessary to keep them in good order, condition and repair consistent with the condition at the commencement of the Term or as they thereafter may be put (except that the costs to replace the roof, foundation or structural frame of the Building during the Initial Term shall not be included in Landlord’s Operating Expenses charged to Tenant). In addition, Landlord shall, as expenses included in Landlord’s Operating Expenses, make improvements, alterations and additions to the Building which are directed by public authorities in order to render the same in compliance with laws, rules and directives, including the provisions of the Americans with Disability Act (“ADA”) applicable to the Building common areas (but Tenant shall be responsible for compliance with the ADA applicable to the interior of the Premises or on account of its use of the Premises) as in effect and generally enforced as of the Term Commencement Date. For avoidance of doubt, Landlord shall have no maintenance, repair, replacement or other responsibility in connection with Tenant’s obligations set forth under Section 9.

11.	Compliance with Laws and Regulations

The Tenant agrees that its obligations to make payment of Basic Rent, Additional Rent and all other charges on its part to be paid, and to perform all of the covenants and agreements on its part to be performed during the Term hereunder shall not, except as herein set forth in the event of condemnation by public authority (which shall be subject to Section 15 below), be affected by any present or future law, by-law, ordinance, code, rule, regulation, order or other lawful requirement regulating or affecting the use which may be made of the Premises.

During the Term the Tenant shall comply, at its own cost and expense, with all applicable laws, by-laws, ordinances, codes, rules, regulations, orders, and other lawful requirements of the governmental bodies having jurisdiction, foreseen or unforeseen, which are applicable to the Premises or the fixtures and equipment therein and thereon, including, without limitation, OSHA requirements, ADA and handicap access requirements applicable to the interior of the Premises or on account of Tenant’s use thereof, fire, building and safety codes; the orders, rules and regulations of the National Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, which may be applicable to the Premises, the fixtures and equipment therein or thereon or the use thereof; and the requirements of all policies of public liability, fire and all other types of insurance at any time in force with respect to the Premises, the Building or the Property and the fixtures and equipment therein and thereon.

12.	Landlord’s Access

The Tenant agrees to permit the Landlord and any Mortgagees and their authorized representatives to enter the Premises (i) at all reasonable times and upon reasonable advance notice during usual business hours for the purposes of inspecting the same, exercising such other rights as it or they may have hereunder or under any mortgages and exhibiting the same to other prospective tenants, purchasers or mortgagees, and (ii) at any time in the event of emergency. Landlord will comply with reasonable security measures (and Landlord acknowledges that any such measures imposed by a governmental authority shall be reasonable for purposes of this Section) of which Landlord is provided written notice from Tenant so long as the same comply with the terms of this Lease, including, without limitation, this Section; provided that in all instances Landlord shall be permitted access to the Premises (w) in the event of an emergency, (x) as required or permitted in order for Landlord to perform its obligations or exercise its rights under this Lease, (y) as required by applicable law or (z) otherwise in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord’s reasonable approval.

13.	Indemnity

Subject to the rights expressly reserved to Landlord, Tenant shall assume exclusive control of the Premises and all areas pertaining thereto including all appurtenances, improvements and equipment, and Tenant shall bear the sole risk of all related tort liabilities. Tenant agrees to protect, defend (with counsel reasonably approved by the Landlord), indemnify and save the Landlord and its Mortgagees harmless from and against any and all claims and liabilities arising (i) from the conduct or management of or from any work or thing whatsoever done in or about the Premises during the Term and from any condition existing, or any injury to or death of persons or damage to property occurring or resulting from an occurrence during the Term in or about the Premises, except for any such matter as shall arise from or due to the negligence or willful misconduct of Lessor or Lessor’s employees, officers, members, agents or contractors, and (ii) from any breach or default on the part of the Tenant in performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease or from any negligent act or omission on the part of the Tenant or any of its agents, employees, subtenants, licensees, invitees or assignees. The Tenant further agrees to indemnify the Landlord from and against all costs, expenses (including reasonable attorneys’ fees) and other liabilities incurred in connection with any such indemnified claim or action or proceeding brought thereon, any and all of which, if reasonably suffered, paid or incurred by the Landlord, the Tenant shall pay promptly upon demand to the Landlord as Additional Rent. Landlord shall give Tenant prompt written notice of any such claim. Tenant may defend such claim with counsel reasonably approved by Landlord. Without limiting in any way this indemnity and hold harmless agreement, Tenant shall have the right to settle claims for which Tenant is to indemnify and hold Landlord harmless without first obtaining a consent of Landlord to such settlement on the condition that Landlord shall incur no costs, expense, liability or damage on account of such settlement whatsoever.

The provisions of this Section shall expressly survive expiration or the earlier termination of the Lease.

14.	Casualty Damage

If through no act or neglect of Tenant or persons acting under Tenant the Premises or any part thereof shall be damaged by fire or other insured casualty, then, subject to the following provisions of this Section, Landlord shall proceed with diligence, subject to then applicable laws and at the expense of Landlord (but only to the extent of insurance proceeds received and made available to Landlord by any Mortgagee) to cause to be repaired such damage, excluding any items installed or paid for by Tenant which Tenant is permitted or required to remove upon expiration of the Term (which items shall be Tenant’s responsibility to repair). However, if any damage occurs through the act or neglect of Tenant or persons acting under Tenant or if any act or neglect of Tenant or such persons prevents Landlord or its Mortgagees from collecting all insurance proceeds, then the cost of repairing the casualty damage shall be paid by Tenant except to the extent any insurance proceeds are actually received by Landlord or Mortgagees (they being under no obligation to litigate their entitlement), and there shall be no abatement of rent.

Subject to the foregoing, in the event of partial or total destruction of the Premises during the Term by fire or other casualty, the Landlord shall, as promptly as practicable after receipt of any insurance proceeds available as a result of such casualty, repair, reconstruct or replace the portions of the Premises destroyed as nearly as possible to their condition prior to such destruction, except that in no event shall the Landlord be obligated to expend more for such repair, reconstruction or replacement than the amounts of any such insurance proceeds actually received plus the amount of the deductible, if any, applicable to Landlord’s insurance coverage. The adjustment of any insurance loss shall be controlled by the Landlord provided that the Tenant shall reasonably cooperate with Landlord in all such activity. Commencing on the date of such casualty and during the period of such repair, reconstruction and replacement there shall be an equitable abatement of Basic Rent and Additional Rent hereunder from the date of such casualty in proportion to the loss of usable floor area in the Premises but only to the extent such abatement is covered by lost rentals insurance for the benefit of the Landlord. Without limiting the foregoing, the parties agree that such abatement shall be provided ratably to the extent portions of the Premises or parking areas shall be untenantable as a result of any damage or destruction, or any failure of Landlord to provide access to the Premises as a result of any such damage or destruction, or if there is an interruption of essential services provided by Landlord as a result of any such damage or destruction, for more than five (5) consecutive business days, or such lesser period if covered when lost rentals insurance applies, then the Basic Rent and Additional rent and any other amounts owed by Tenant to Landlord as rent shall be proportionally abated and shall not be payable with respect to such affected portion from the date of such interruption until such services or access have been restored or such damage or destruction has been repaired to such affected portion (but Tenant shall continue to pay all rent on the remaining portion of the Premises). Tenant’s entry into the Premises to remove Tenant’s personal property during such interruption of essential services shall not be deemed as use of the Premises and such entry shall not effect any abatement of rent.

If the Building or Premises are so extensively destroyed by fire or other casualty that an independent engineer or architect engaged by the Landlord certifies to Landlord (which certification shall be final and binding on the parties) that either cannot reasonably be expected to be susceptible of repair, reconstruction or replacement for the amount of insurance proceeds available or that such restoration, repair or replacement cannot be completed within a period of six (6) months from the date work were to commence thereon, or if any damage results from causes or risks not required to be insured against hereunder or if any Mortgagee refuses to make such net proceeds available for such repair, reconstruction or replacement, then in any such case Landlord may terminate this Lease by giving written notice to the Tenant within thirty (30) days after the date of such certification. If either (x) such repair, restoration or replacement shall not be commenced within six (6) months after the date of such fire or other casualty or (y) Landlord having commenced shall, subject always to Section 31, thereafter fail diligently to prosecute the same to completion, Tenant shall have the right after the occurrence of any such event to terminate this Lease by giving Landlord (and any Mortgagee) at least sixty (60) days prior written notice of its intent to do so. This Lease shall terminate sixty (60) days after the date of such notice to Landlord and Mortgagee, unless Landlord as the case may be commences such repair, replacement or restoration or resumes diligent prosecution of the same within said sixty (60)-day day period. All of the foregoing time periods shall be extended for any Force Majeure delays. Furthermore, notwithstanding anything contained in this Lease to the contrary, if any such fire or other casualty occurs at such time that there is less than twelve (12) months remaining in the Term of this Lease (after giving effect to any extension option actually exercised by the Tenant and not subject to any condition to its effectiveness) then the Landlord shall have no obligation hereunder if the Premises cannot reasonably be expected to be susceptible of repair, reconstruction or replacement for the amount of insurance proceeds available or if such restoration, repair or replacement cannot be completed within a period of ninety (90) days from the date work were to commence thereon.

15.	Condemnation

If more than 33% of the usable floor area of the Premises is taken by eminent domain or appropriation by public authority or if the Tenant shall be deprived of suitable vehicular or pedestrian access to the Premises or the Property by virtue of such a taking or appropriation, then Landlord or the Tenant may terminate this Lease by giving written notice to the other within thirty (30) days after such taking or appropriation. In the event of such a termination, this Lease shall terminate as of the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession, and the Basic Rent and Additional Rent reserved shall be apportioned and paid to and as of such date.

If all or any part of the Premises is taken or appropriated by public authority as aforesaid and this Lease is not terminated as set forth above, the Landlord shall, subject to the rights of any Mortgagees, proceed on a commercially reasonable basis, apply any such damages and compensation awarded (net of the costs and expenses, including reasonable attorneys’ fees, incurred by the Landlord in obtaining the same) to secure and close so much of the Premises as remain and shall restore the Building to an architectural whole and except that in no event shall the Landlord be obligated to expend more for such replacement than the net amount of any such damages, compensation or award which the Landlord may have received as damages in respect of the Building and any other improvements situated on the Property as they existed immediately prior to such taking or appropriation; in such event there shall be an equitable abatement of Basic Rent in proportion to the loss of usable floor area in the Premises after giving effect to such restoration, from and after the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession. If this lease is not terminated as set forth above and either (x) such repair, restoration or replacement undertaken by Landlord shall not be commenced within six (6) months after the date of such taking or (y) Landlord having commenced shall thereafter fail diligently to prosecute the same to completion, Tenant shall after the occurrence of any such event have the right to terminate this Lease by giving Landlord (and any Mortgagee) at least sixty (60) days prior written notice of its intent to do so. This Lease shall terminate sixty (60) days after the date of such notice to Landlord and any Mortgagee, unless Landlord as the case may be commences such repair, replacement or restoration or resumes diligent prosecution of the same within said sixty (60)-day day period. All of the foregoing time periods shall be extended for any Force Majeure delays. Furthermore, notwithstanding anything contained in this Lease to the contrary, if any such taking occurs at such time that there is less than twelve (12) months remaining in the Term of this Lease (after giving effect to any extension option actually exercised by the Tenant and not subject to any condition to its effectiveness) then the Landlord shall have no obligation hereunder if the Premises cannot reasonably be expected to be susceptible of repair, reconstruction or replacement for the amount of taking award available or if such restoration, repair or replacement cannot be completed within a period of ninety (90) days from me date work were to commence thereon.

The Landlord hereby reserves, and the Tenant hereby assigns to the Landlord, any and all interest in and claims to the entirety of any damages or other compensation by way of damages which may be awarded in connection with any such taking or appropriation, except so much of such damages or award as is specifically and separately awarded to the Tenant and expressly attributable to trade fixtures or moving expenses of the Tenant.

16.	Landlord’s Covenant of Quiet Enjoyment; Title; Mutual Authority

The Landlord covenants that the Tenant, upon paying the Basic Rent and Additional Rent provided for hereunder and performing and observing all of the other covenants and provisions hereof, may peaceably and quietly hold and enjoy the Premises for the Term as aforesaid, subject, however, to all of the terms and provisions of this Lease and all easements, restrictions, agreements, and encumbrances of record to the extent in force and applicable. This covenant is in lieu of any other so-called quiet enjoyment covenant, whether express or implied.

The Landlord and Tenant each represent and warrant to the other that each has full right, power and authority to enter into, perform and grant to the other all of the rights set forth in this Lease.

17.	Tenant’s Obligation to Quit

The Tenant (and all persons claiming under Tenant) shall, upon expiration of the Term or other termination of this Lease, leave and peaceably and quietly surrender and deliver to the Landlord the Premises and any replacements or renewals thereof in the order, condition and repair required of Tenant by any provisions of this Lease, except, however, that the Tenant shall (A) remove any trade fixtures, equipment and personal property, whether or not bolted or attached (including any such fixtures, equipment and personal property on the Term Commencement Date); (B) remove all of Tenant’s signs wherever located; (C) remove any Removal Items that Landlord has required be removed pursuant to the terms of Section 3 hereof; (D) repair all damage which results from such removal, including the filling of all floor and wall holes, and the replacement of all damaged ceiling tiles; and (E) shall restore all portions of the Premises so damaged by Tenant’s removal to a fully functional and tenantable condition, reasonable wear and tear and damage by taking and fire or casualty excepted. If the Tenant shall fail so to perform the foregoing, any property shall be deemed abandoned by the Tenant, and the Landlord may remove and dispose of the same and perform Tenant’s obligations at the Tenant’s expense, which covenant by Tenant to pay the same shall survive the expiration or earlier termination of this Lease.

If Tenant remains in the Premises after the termination or expiration of the Term such holding over shall be as a tenant at sufferance at a rent equal to one hundred fifty (150%) of the Basic Rent due hereunder for the last month of the Term, and otherwise subject to all the covenants and conditions of this Lease including obligations to pay Additional Rent. Notwithstanding the foregoing provisions of this paragraph, if Landlord desires to regain possession of the Premises in such event, Landlord may, at its option, re-enter and take possession of the Premises or any part thereof at any time thereafter or by any legal process in force in the state in which the Premises are located and exercise any other right or remedy permitted to it by law, and Tenant shall save Landlord harmless, indemnify and defend Landlord against any claim, loss, cost or expense in the manner elsewhere provided for in this Lease arising out of Tenant’s failure promptly to vacate the Premises or any portion thereof, expressly including without limitation any damages Landlord suffers because of any termination of, or penalty amounts paid under, any successor leases of all or portions of the Premises.

The provisions of this Section shall expressly survive the termination or expiration of this Lease.

18.	Transfers of Tenant’s Interest

Tenant, voluntary or involuntarily, shall not assign this Lease, or sublet, license, mortgage or otherwise encumber or convey the Premises or any portion thereof, or permit the occupancy of all or any portion of the Premises other than by the Tenant (all or any of the foregoing actions are referred to as “Transfers”, and all or any of assignees, transferees, licensees, and other such parties are referred to as “Transferees”) without obtaining, on each occasion, the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any Transfer without such consent shall be null and void and of no effect whatsoever. Notwithstanding the provisions of this Section, this Lease may be assigned, or the Premises may be sublet, in whole or in part, after prior notice to Landlord and compliance with the following procedures but without consent of the Landlord, (i) to any entity into or with which Tenant may be merged or consolidated or to any entity to which all or substantially all of the Tenant’s assets will be transferred, or (ii) to any entity which is an affiliate, subsidiary, parent or successor of Tenant or Tenant’s parent, or in which Tenant or Tenant’s parent has a controlling interest, provided that in all such cases the Transferee surviving or affiliate Transferee entity shall (a) agree in writing with the Landlord to be bound by all of the terms and conditions of this Lease and (b) shall have a net worth reasonably equivalent to Tenant’s net worth as of the Term Commencement Date (all of the foregoing being referred to as a “Permitted Transfer”). Tenant shall not offer to make or enter into negotiations with respect to a Transfer to any of the following: (i) a tenant in the Building; (ii) any person with whom Landlord is negotiating with respect to space in the Building; or (iii) any person which would be of such type, character or condition, including financial condition, as to be inappropriate, in Landlord’s reasonable judgment, as a tenant for a first class office/manufacturing building. Tenant’s request for consent to a Transfer shall include a copy of the proposed Transfer instrument together with a statement of the proposed Transfer in detail satisfactory to Landlord, together with reasonably detailed financial, business and other information about the proposed Transferee. If at any time during the final two (2) Lease Years of the Term Tenant proposes to Transfer all or any portion of the Premises and such Transfer is not a Permitted Transfer, then Tenant shall provide Landlord with written notice of its intention to do so and Landlord shall have the option (but not the obligation) to terminate the Lease with respect to all or such portion of the Premises proposed to be Transferred effective upon a date designated by Landlord that is no less than sixty (60) days but no more than ninety (90) days after Landlord receives such notice from Tenant and such termination shall continue for the remainder of the Term. Landlord shall exercise such termination right by giving Tenant notice of such termination (which shall include Landlord’s designated effective termination date) within thirty (30) days after Landlord’s receipt of such proposal from Tenant. If Landlord elects so to terminate this Lease with respect to all or such portion of the Premises proposed to be Transferred, then the parties shall reasonably execute an amendment to this Lease giving effect to such election. If Tenant makes a Transfer hereunder (other than a Permitted Transfer) and Landlord does not so elect to terminate this Lease with respect to all or such portion of the Premises to be Transferred, and if the aggregate rent and other charges payable to Tenant under and in connection with such Transfer (including without limitation any amounts paid for leasehold improvements or on account of Tenant’s costs associated with such Transfer) exceed the sum of (x) all rent and other charges paid hereunder with respect to the space in question and (y) Tenant’s reasonable out-of-pocket costs to procure the Transfer, including but not limited to free rent, brokerage commissions, tenant improvement costs and legal fees amortized on a straight-line basis over the term of the Transfer, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the amount of such excess. If the amount of rent and other charges payable under a Transfer is not readily ascertainable, such amount may, at Landlord’s option, be deemed to equal the fair market rent then obtainable for the space in question.

In all events including Permitted Transfers the Tenant originally named herein shall remain primarily and jointly and severally liable for, and any sublessee of all or substantially all of the Premises and assignee shall in writing assume, the obligations of the Tenant under this Lease. The foregoing provision shall be self-operative, but in confirmation thereof, such Transferee shall execute and deliver such instruments as may be reasonably required by Landlord to acknowledge such liability. Landlord may collect Rent from the Transferee and apply the net amount collected to the Rent and other charges hereunder (but only in the event of Tenant default), but no such assignment or collection shall be deemed a waiver of the provisions of this Section, or the acceptance of the Transferee as a tenant, or a release of Tenant from direct and primary liability for the further performance of Tenant’s covenants hereunder. The consent by Landlord to a particular Transfer shall not relieve Tenant from the requirement of obtaining the consent of Landlord to any further Transfer. The consent by Landlord to any Transfer shall not relieve Tenant from the obligation of obtaining the express consent of Landlord to any modification of such Transfer or a further Transfer; nor shall Landlord’s consent alter in any manner whatsoever the terms of this Lease, to which any Transfer at all times shall be subject and subordinate. Failure by Landlord to consent to a proposed Transferee shall never cause a termination of this Lease or subject Landlord to any damages beyond Tenant’s direct costs of establishing its entitlement to such consent.

The Tenant shall reimburse to the Landlord as Additional Rent, upon demand, for any reasonable costs in an amount up to $2,500 that may be incurred by the Landlord in connection with any proposed Transfer (other than a Permitted Transfer) any request for consent thereto, including without limitation the costs of making investigations as to the acceptability of any proposed assignee or subtenant, and reasonable attorneys’ fees.

19.	Transfers of Landlord’s Interest

The Landlord shall have the right from time to time to sell or mortgage its interest in the Property, the Building and the Premises, to assign its interest in this Lease, or to assign from time to time the whole or any portion of the Basic Rent, Additional Rent or other sums and charges at any time paid or payable hereunder by the Tenant to the Landlord, to any Mortgagees or other transferees designated by the Landlord in duly recorded instruments, and in any such case the Tenant shall pay the Basic Rent, Additional Rent and such other sums and charges so assigned, subject to the terms of the Lease, upon demand in writing to such Mortgagees and other transferees at the addresses mentioned in and in accordance with the terms of such instruments.

20.	Mortgagees’ Rights

Landlord agrees that within ten (10) days after the execution of this Lease, Landlord shall cause its Mortgagee to execute and deliver a subordination, non-disturbance and attornment agreement substantially in the form of Exhibit D hereto or on such Mortgagee’s then-standard form. The Tenant hereby agrees that this Lease is and shall be subject and subordinate to any mortgage (and to any amendments, extensions, increases, refinancings or restructurings thereof) of the Property, the Building or the Premises, filed subsequent to the execution, delivery or the recording of any notice of this Lease (the holder from time to time of any such mortgage, including the present holder of the existing mortgage, being sometimes called the “Mortgagee”). Notwithstanding the foregoing, such subordination shall only be effective so long as any Mortgagee executes a subordination, non-disturbance and attornment agreement (or equivalent document) in the form attached as Exhibit D or such other form as Tenant and any such Mortgagee may reasonably agree upon. The Tenant hereby agrees to execute, acknowledge and deliver in recordable form such instruments confirming and evidencing the foregoing subordination in the form of agreement attached hereto as Exhibit D or such other form as Tenant and any such Mortgagee may reasonably agree upon. If Tenant fails to execute and deliver such instrument within ten (10) days of receipt from Landlord, Tenant hereby grants to Landlord and its designees a power-of-attorney coupled with an interest and with full power of substitution to execute, acknowledge and deliver such instrument in the name and on behalf of Tenant with the same effect as if such action had been taken by Tenant.

Provided that the Tenant has been provided with notice of such mortgage and appropriate addresses to which notice should be sent, no notice from the Tenant of any default by the Landlord in its obligations shall be valid, and the Tenant shall not attempt to terminate this Lease, withhold Basic Rent or Additional Rent or exercise any other remedy which may arise under law by reason of such default (it being understood that no such remedy exists, or is implied by reason of this provision, under this Lease) unless the Tenant first gives such notice to any Mortgagees and provides such Mortgagees with thirty (30) days after such notice to cure such default, or if such default is not reasonably susceptible of cure by Mortgagees (as in the case of the need to obtain possession of or right of entry into or upon the Premises) in thirty (30) days, with such longer period of time as is reasonably necessary to cure such default, provided efforts to effectuate such cure are commenced within thirty (30) days and thereafter prosecuted to completion with reasonable diligence. The Tenant shall and does hereby agree, upon default by the Landlord under any mortgage, to attorn to and recognize the Mortgagee or anyone else claiming under such mortgage, including a purchaser at a foreclosure sale, at its request as successor to the interest of the Landlord under this Lease, to execute, acknowledge and deliver such evidence of this attornment, which shall nevertheless be self-operative and automatically effective, as the Mortgagee or such successor may reasonably request and to make payments of Basic Rent and Additional Rent hereunder directly to the Mortgagee or any such successor, as the case may be, upon written request, but subject to the provisions of any applicable subordination, non-disturbance and attornment agreement. Any Mortgagee may, at any time, by giving written notice to, and without any further consent from, the Tenant, subordinate its mortgage to this Lease, and thereupon the interest of the Tenant under this Lease shall automatically be deemed to be prior to the lien of such mortgage without regard to the relative dates of execution, delivery or filing thereof or otherwise.

21.	Default; Remedies

If Tenant shall default in the payment when due of any Basic Rent or Additional Rent, and such default shall continue for five (5) business days after written notice thereof from Landlord, or if Tenant shall default more than twice in any twelve (12) month period in the payment when due of any Basic Rent or Additional Rent and such default shall continue for five (5) days (without the requirement for any written notice thereof from Landlord), or if Tenant shall default in the timely performance or observance of any of the other covenants contained in this Lease on the Tenant’s part to be performed or observed and shall fail, within thirty (30) days after written notice from Landlord of such default, to cure such default or if such default is not reasonably susceptible of cure within thirty (30) days, if Tenant shall fail to commence to cure within said thirty (30) days after notice of such default from Landlord or shall thereafter fail with reasonable diligence to prosecute such cure to completion, or if Tenant vacates substantially all of the Premises, or if Tenant (or any Transferee of Tenant) makes any transfer of the Premises in violation of this Lease, or if the estate hereby created shall be taken on execution, or by other process of law, or if with respect to Tenant or any guarantor or Transferee of Tenant:

(1)	by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of trustees or other governing body the commencement of such a voluntary case,

(2)	by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition,

(3)	by the entry of an order for relief in any involuntary case commenced under said Title 11,

(4)	by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief,

(5)	by the entry of an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property, or

(6)	by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

then and in any of said cases, the Landlord may, to the extent permitted by law, immediately or at any time thereafter and without demand or notice, terminate this Lease and enter into and upon the Premises, or any part thereof in the name of the whole, and repossess the same as of the Landlord’s former estate, and expel the Tenant and those claiming through or under the Tenant and remove its and their effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant.

Tenant waives any statutory notice to quit and equitable rights in the nature of further cure or redemption, and Tenant agrees that upon Landlord’s termination of this Lease Landlord shall be entitled to re-entry and possession in accordance with the terms hereof. Tenant further agrees that it shall not interpose any counterclaim in any summary proceeding or in any action based in whole or in part on non-payment of Rent unless the counterclaim is a compulsory counterclaim that must be alleged in the same proceeding.

No termination or repossession provided for in this Section shall relieve the Tenant of its liabilities and obligations under this Lease, all of which shall survive any such termination or repossession. In the event of any such termination or repossession, the Tenant shall pay to the Landlord either (i) in advance on the first day of each month, for what would have been the entire balance of the Term, one-twelfth (1/12) (and a pro rata portion thereof for any fraction of a month) of the annual Basic Rent, Additional Rent and all other amounts for which the Tenant is obligated hereunder, less, in each case, the actual net receipts by the Landlord by reason of any reletting of the Premises after deducting the Landlord’s reasonable expenses in connection with such reletting, including, without limitation, removal, storage and repair costs and reasonable brokers’ and reasonable attorneys’ fees, or (ii) upon demand and at the option of the Landlord exercisable by the Landlord’s giving notice to the Tenant within six (6) months after any such termination, the present value (computed at a capitalization rate based upon the so-called federal funds rate) of the amount by which the payments of Basic Rent and Additional Rent reasonably estimated to be payable for the balance of the Term after the date of the exercise of said option would exceed the payments reasonably estimated to be the fair rental value of the Premises on the terms and conditions of this Lease over such period, determined as of such date. If the Lease is terminated pursuant to this Section and Tenant vacates the Premises, Landlord shall, subject to the provisions of this sentence, use reasonable efforts to relet the Premises following any such termination and vacation of the Premises and collect the sums due to Landlord as a result of such reletting; provided, however, that any obligation imposed by law upon Landlord to relet the Premises shall be subject to the right of Landlord and its affiliates to lease other available space prior to reletting the Premises and to lease the Building in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like.

Without thereby affecting any other right or remedy of the Landlord hereunder, the Landlord may, at its option, cure for the Tenant’s account any default by the Tenant hereunder which remains uncured after said thirty (30) days’ notice of default from the Landlord to the Tenant if Tenant failed to commence and diligently pursue such cure within said thirty (30) days, and the reasonable cost to the Landlord of such cure together with an administrative charge equal to fifteen (15%) percent of such cost shall be deemed to be Additional Rent and shall be paid to the Landlord by the Tenant with the installment of Basic Rent next accruing. Tenant shall pay as Additional Rent Landlord’s reasonable expenses, including reasonable attorneys’ fees, incurred in enforcing any obligations of Tenant under this Lease with which Tenant has failed to comply.

Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statute or law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered.

22.	Remedies Cumulative; Waivers

The specific remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord may be lawfully entitled in any provision of this Lease or otherwise. The failure of the Landlord or the Tenant to insist in any one or more cases upon the strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by the Landlord, or payment by the Tenant, of Basic Rent or Additional Rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by the Landlord of any provision in this Lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by an authorized representative of the Landlord or the Tenant as appropriate. Nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other right or remedy. The delivery of keys (or any similar act) to Landlord shall not operate as a termination of the Term or an acceptance or surrender of the Premises. The acceptance by Landlord of any rent following the giving of any default and/or termination notice shall not be deemed a waiver of such notice.

23.	Brokers

Landlord and Tenant each represent and warrant to the other that it has had no dealings with any real estate brokers or finder in connection with this Lease other than the Broker. Landlord shall indemnify, defend and hold harmless Tenant and its affiliates from any breach of such representation and warranty and Tenant shall indemnify, defend and hold harmless Landlord and its affiliates from any breach of such representation and warranty.

24.	Notices

All notices and other communications hereunder shall, unless otherwise herein expressly provided, be in writing and shall be delivered by generally-recognized overnight courier service, with a copy by certified mail, return receipt requested, and shall be deemed given when so delivered or twenty-four (24) hours after so mailed, except that where any time period under this Lease is specified to commence from notice, such time period shall not be deemed to commence until such date as courier service or postal service records indicate delivery was first attempted. Notices shall be addressed as follows:

If to Landlord:	1001 Pawtucket, L.L.C.
c/o Winstanley Enterprises, Inc.
150 Baker Avenue Extension, Suite 303
Concord, MA 01742
Attn: Carter Winstanley and Barbara Green

with a copy to:	DLA Piper LLP (US)
33 Arch Street, 26th Floor
Boston, MA 02110
Attn: Primo A. J. Fontana, Esq.

If to Tenant:	Rapid Micro Biosystems, Inc.
1001 Pawtucket Boulevard
Suite 280 West
Lowell, Massachusetts 01854
Attn: Chief Financial Officer

Either party may change the address to which notices are to be sent to it by providing notice of same to the other party in accordance with the provisions of this Section.

25.	Estoppel Certificates

The Tenant hereby agrees from time to time, after not less than ten (10) days’ prior written notice from Landlord or any Mortgagee, to execute, acknowledge and deliver, without charge, to Landlord, the Mortgagee or any other person designated by Landlord, a statement in writing certifying: that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof); that to the knowledge of Tenant there exist no defaults (or if there be any defaults, specifying the same); the amount of the Basic Rent, the dates to which the Basic Rent, Additional Rent and other sums and charges payable hereunder have been paid; that such party to its knowledge has no claims against the other party hereunder except for the continuing obligations under this Lease (or if such party has any such claims, specifying the same) and other matters that may reasonably be requested by the requesting party. Such statement shall be in the form attached as Exhibit E or such other form as may reasonably be requested by the requesting party. Failure of Tenant to comply with this Section shall constitute a default unless cured within a further ten (10) days’ following notice of such default.

26.	Bind and Inure: Limited Liability of Landlord

All of the covenants, agreements, stipulations, provisions, conditions and obligations herein expressed and set forth shall be considered as running with the land and shall extend to, bind and inure to the benefit of the Landlord and the Tenant, which terms as used in this Lease shall include their respective successors and assigns where the context hereof so admits.

The term “Landlord” as used in this Lease shall refer only to the owner or owners from time to time of the Property or the Building, it being understood that no such owner shall have any liability hereunder for matters arising from and after the date such owner ceases to have any interest in the Property or the Building, Tenant agreeing that Landlord shall be liable only for breaches of its covenants occurring while it is owner of the Premises. Tenant (and each person acting under Tenant) agrees to look solely to Landlord’s interest from time to time in the Property for satisfaction of any claim against Landlord or any affiliate of Landlord. No trustee, beneficiary, partner, manager, member, agent or employee of Landlord or of any affiliate of Landlord (or of any Mortgagee) shall ever be personally or individually liable; nor shall it or they ever be answerable or liable in any equitable judicial proceeding or order beyond the extent of their interest in the Premises. Any lien obtained to enforce any judgment against Landlord shall be subject and subordinate to any mortgage encumbering the Premises.

In no event shall the Landlord be liable to the Tenant (or any person claiming under Tenant) for any special, consequential or indirect damages suffered by any person or entity by reason of a default by the Landlord under any provisions of this Lease. It is expressly agreed by Landlord and Tenant that business interruption costs and expenses are indirect and consequential damages under the terms of this Lease.

27.	No Waste; Environmental Compliance

Tenant shall not itself, nor shall Tenant permit or suffer persons acting under Tenant to, either with or without negligence, injure, overload, deface, damage or otherwise harm the Property, the Premises or any part or component thereof; commit any nuisance; or permit any noise or odors to emanate beyond the Premises; or permit any waste whatsoever to the Property or the Premises. Tenant represents, warrants and covenants to Landlord that at all times during the Term Tenant (and persons acting under Tenant) will not generate, manufacture, store or otherwise handle any Hazardous Materials or Wastes in the Building, the Premises or on the Property, except those as set forth on Exhibit F hereto used in reasonable amounts in the conduct of Tenant’s business and in compliance with all applicable laws (which Exhibit F may be updated from time to time as agreed upon by Landlord and Tenant). In addition to and not in limitation of the foregoing, Tenant covenants to Landlord that: (a) Tenant (and persons acting under Tenant) shall (i) comply with all Laws applicable to the discharge, generation, manufacturing, removal, transportation, treatment, storage, disposal and handling of Hazardous Materials or Wastes as apply to the activities of the Tenant (and persons acting under Tenant), its (and their) directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns at the Premises, but only with respect to any Hazardous Materials or Waste introduced to, generated at or released from the Property by Tenant (and persons acting under Tenant) or any of the foregoing persons or entities; (ii) remove any Hazardous Materials or Wastes from the Premises which were introduced to, generated at, or released from the Premises by Tenant (and persons acting under Tenant) or any of the foregoing persons or entities in accordance with all applicable Laws and orders of governmental authorities having jurisdiction, (iii) pay or cause to be paid all costs associated with such removal including restoration of the Premises, and (iv) indemnify Landlord from and against all losses, claims and costs, in accordance with the final paragraph of this Section; (b) Tenant shall keep the Property free of any lien imposed pursuant to any applicable Law in connection with the existence of Hazardous Materials or Wastes in or on the Premises, but only with respect to any Hazardous Materials or Waste introduced to, generated at or released from the Property by Tenant (and persons acting under Tenant) or any of the foregoing persons or entities; (c) Tenant (and persons acting under Tenant) shall not install or permit to be installed in the Premises any asbestos, asbestos-containing materials, urea formaldehyde insulation or, except as set forth on Exhibit F to allow to exist, any other chemical or substance which has been determined to be a hazard to health and environment except in accordance with all applicable Laws and orders of governmental authorities having jurisdiction; (d) Tenant (and persons acting under Tenant) shall not cause or permit to exist, as a result of an intentional or unintentional act or omission on the part of Tenant or any occupant of the Premises, a releasing, spilling, leaking, pumping, emitting, pouring, discharging, emptying or dumping of any Hazardous Materials or Wastes onto the Premises, but only with respect to any Hazardous Materials or Waste introduced to, generated at or released from the Property by Tenant (and persons acting under Tenant) or any of the foregoing persons or entities; (e) Tenant shall give all notifications and prepare all reports required by Laws or any other law with respect to Hazardous Materials or Wastes existing on, released from or emitted from the Premises; (f) promptly upon Tenant (and persons acting under Tenant) obtaining actual knowledge of the existence of the same, Tenant (and persons acting under Tenant) shall promptly notify Landlord in writing of any release, spill, leak, emittance, pouring, discharging, emptying or dumping of Hazardous Materials or Wastes in or on the Premises which is required to be reported to any governmental authority pursuant to any applicable Law; and (g) Tenant (and persons acting under Tenant) shall promptly notify Landlord in writing of any summons, citation, directive, notice, letter or other communication, written or oral, from any local, state or federal governmental agency, or of any claim or threat of claim known to Tenant (and persons acting under Tenant), made by any third party relating to the presence or releasing, spilling, leaking, pumping, emitting, pouring, discharging, emptying or dumping of any Hazardous Materials or Wastes onto the Premises. The foregoing covenants shall not apply to Hazardous Materials or Wastes existing in, at, under or emenating from the Premises, the Building or the Property at any time as a result of the act or negligence of Landlord, or any of Landlord’s partners, employees, agents, contractors, subcontractors, licensees, invitees or any Uninvited Third Party. For purposes of this Section, “Uninvited Third Party” shall mean any person who entered or enters upon the Premises or Property without invitation or permission and releases Hazardous Materials or Wastes provided that such is not a result respectively of the negligence of Landlord or Tenant (and persons acting under Tenant), or any of Landlord’s or Tenant’s partners, employees, agents, contractors, subcontractors, licensees, invitees (or those of persons acting under Tenant).

The term “Hazardous Materials or Wastes” shall mean any hazardous or toxic materials, pollutants, chemicals, or contaminants, including without limitation asbestos, asbestos- containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls (PCBs) and petroleum products as defined, determined or identified as such in any laws, as hereinafter defined. Without limitation, Hazardous Materials or Wastes shall include all substances described in the Clean Water Act, 33 U.S.C. § 1251 et seq. (1972), the Clean Air Act, 42 U.S.C. § 7401 et seq. (1970), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C., and The Resource Conservation and Recovery Act, 42 U.S.C. Subsection 6901 et seq.; in the Hazardous Materials Transportation Act; in the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. Chapter 21, and the Massachusetts Oil and Hazardous Material Release Prevention Act, as amended, M.G.L. Chapter 21E and all other federal, state and local laws governing similar matters as they may be amended from time to time as well as any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments. Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence or absence of Hazardous Materials or Wastes on the Premises or the Property.

Tenant hereby agrees to defend, indemnify and hold harmless Landlord, its mortgagees, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns from and against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense and settlement of claims or remediation of contamination) incurred by such indemnified parties as a result of the acts of Tenant or persons acting under Tenant with respect to the presence at or removal of Hazardous Materials or Wastes from the Premises (except for Hazardous Materials or Wastes existing in or at the Premises, Building or Property prior to the date of this Lease and not released by, through or under Tenant or existing in, on, under or emanating from the Premises, the Building or the Property at any time as a result of the act or negligence of Landlord, or any of Landlord’s partners, employees, agents, contractors, subcontractors, licensees, invitees, successors or assigns including as a result of the construction of the Building Improvements) or as a result of or in connection with activities prohibited under this Section. Tenant shall bear, pay and discharge, as and when the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against such indemnified parties, shall hold such indemnified parties harmless against all claims, losses, damages, liabilities, costs and expenses, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in this Section. Landlord shall give Tenant prompt written notice of any such claim. Tenant may defend such claim with responsible counsel of its own choosing. Without limiting in any way this indemnity and hold harmless agreement, Tenant shall have the right to settle claims for which Tenant is to indemnify and hold harmless without first obtaining the consent of Landlord to such settlement on the condition that Landlord shall incur no cost, expense, liability or damage on account of such settlement whatsoever to any party, and Tenant shall indemnify and hold harmless Landlord from all such costs, expenses, liabilities and damages on account of such settlement.

To the knowledge of Landlord, (i) no Hazardous Materials or Wastes requiring remediation or investigation under applicable environmental laws are present on the Property or the soil, surface water or groundwater thereof and (ii) no action, proceeding or claim is pending or threatened regarding the Property concerning any Hazardous Materials or Wastes or pursuant to any environmental law. Landlord shall, as and to the extent required by applicable law, following notice by Tenant remove or remediate (or cause the responsible party to remove or remediate) any Hazardous Materials or Wastes located in the Premises or Building that affect Tenant’s use of the Premises or portions of the Building as to which Tenant has appurtenant rights under the Lease. The foregoing covenant shall not apply to any Hazardous Materials or Wastes that exist in the Premises or the Building as a result of any act or omission of Tenant, its employees, agents, or guests, Tenant’s architect, Tenant’s contractors, or any persons acting under or through Tenant. Landlord shall indemnify Tenant from any breach of the representation in the first sentence of this paragraph and from any failure to remove or remediate as provided above and hereby agrees to defend, indemnify and hold harmless Tenant, its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns from and against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable third party attorneys’ fees and costs incurred in the investigation, defense and settlement of claims or remediation of contamination) incurred by such indemnified parties as a result of the acts or the failure to act of Landlord or persons acting under Landlord with respect to the presence at or removal of Hazardous Materials or Wastes from the Premises.

28.	Applicable Law and Construction

This Lease may be executed in counterparts, shall be construed as a sealed instrument, and shall be governed exclusively by the provisions hereof and by the laws of the state where the Property is located without regard to principles of choice of law or conflicts of law. A facsimile signature to this Lease shall be sufficient to prove the execution by a party. The covenants of Landlord and Tenant are independent, and such covenants shall be construed as such in accordance with the laws of The Commonwealth of Massachusetts. If any provisions shall to any extent be invalid, the remainder shall not be affected. Other than contemporaneous instruments executed and delivered of even date, if any, this Lease contains all of the agreements between Landlord and Tenant relating in any way to the Premises and supersedes all prior agreements and dealings between them. There are no oral agreements between Landlord and Tenant relating to this Lease or the Premises. This Lease may be amended only by instrument in writing executed and delivered by both Landlord and Tenant. The provisions of this Lease shall bind Landlord and Tenant and their respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns and of Tenant and its permitted successors and assigns. Where the phrases “persons acting under” Landlord or Tenant or “persons claiming through” Landlord or Tenant or similar phrases are used, the persons included shall be assignees, sublessees, licensees or other Transferees or successors of Landlord or Tenant as well as invitees or independent contractors of Landlord or Tenant, and all of the respective employees, servants, contractors, agents and invitees of Landlord, Tenant and any of the foregoing. As used herein, “non-monetary default” shall mean a default that cannot be substantially cured by the payment of money. The titles are for convenience only and shall not be considered a part of the Lease. This Lease shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Landlord and Tenant have contributed substantially and materially to the preparation of this Lease. If Tenant is granted any extension or other option, to be effective the exercise (and notice thereof) shall be unconditional; and if Tenant purports to condition the exercise of any option or to vary its terms in any manner, then the option granted shall be void and the purported exercise shall be ineffective. The enumeration of specific examples of a general provisions shall not be construed as a limitation of the general provision. Unless a party’s approval or consent is required by the express terms of this Lease not to be unreasonably withheld, such approval or consent may be withheld in the party’s sole discretion. The submission of a form of this Lease or any summary of its terms shall not constitute an offer by Landlord to Tenant; but a leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant and approved by the holder of any mortgagee of the Premises having the right to approve this Lease. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship other than landlord and tenant. This Lease and all consents, notices, approvals and all other related documents may be reproduced by any party by any electronic means or by facsimile, photographic, microfilm, microfiche or other reproduction process and the originals may be destroyed; and each party agrees that any reproductions shall be as admissible in evidence in any judicial or administrative proceeding as the original itself (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and that any further reproduction of such reproduction shall likewise be admissible. If any payment in the nature of interest provided for in this Lease shall exceed the maximum interest permitted under controlling law, as established by final judgment of a court, then such interest shall instead be at the maximum permitted interest rate as established by such judgment. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties that extend beyond those expressly set forth in this Lease.

29.	Memorandum of Lease.

This Lease shall not be recorded in the land records. Within fifteen (15) days after the written request of either party, Landlord and Tenant agree to execute and acknowledge and Tenant may record in the land records a memorandum of the basic terms of this Lease, including, the Term, rights to extend the Term, rights and obligations of the parties with respect to assignment and sublease of Tenant’s interest in the Lease and right of first refusal. At the expiration or earlier termination of the Term, Landlord and Tenant shall execute and acknowledge for recording a termination of any recorded memorandum of lease, Tenant hereby constituting Landlord and its successors and assigns as its attorney in fact with full power of substitution to so execute and acknowledge such termination if Tenant fails so to do within ten (10) days. This provision shall expressly survive expiration or the earlier termination of the Lease.

30.	Intentionally omitted.

31.	Payments; Force Majeure

Except as set otherwise set forth in this Lease with respect to payments due earlier, any payment due hereunder shall be due within thirty (30) days following demand therefor. If a party cannot perform its obligations due to causes or events beyond its reasonable control (other than the inability to make payments when due, including paying rent), the time provided for performing such obligations shall be extended by a period of time equal to the duration of such causes or events. Causes or events beyond a party’s reasonable control include acts of God, war, civil commotion, labor disputes, strikes, public disturbances, fire, flood or other casualty, shortages of or the inability to obtain labor or material from customary sources on customary terms, government regulation or restriction, weather conditions and acts, neglects or delays of the other party. The foregoing two sentences comprise the definition of “Force Majeure.”

32.	Signs

No sign, name, placard, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Building without the prior written approval of Landlord. All signs or letterings on doors, or otherwise, approved by Landlord, shall be inscribed, painted or affixed by a person reasonably approved by Landlord and at the sole cost and expense of Tenant. Notwithstanding the foregoing, Landlord will provide, at Landlord’s expense, (x) a sign on the shared monument sign in front of the Building (the size of such space to be reasonably appropriate based on Tenant’s Pro Rata Share) so long as no Transfer (other than a Permitted Transfer) or default by Tenant occurs, (y) entry signage to the Premises in Building standard size, location and design and (z) signage in the west lobby of the Building in Building standard size, location and design.

Notwithstanding the foregoing, Tenant shall upon compliance with all applicable laws, including town bylaws and so long as no Transfer (other than a Permitted Transfer) or default by Tenant occurs, have the right to install a sign on the side of the Building in a location designated by Landlord on the exterior façade of the Building at the main entrance of the west side of the Building at Tenant’s expense, subject to Landlord’s prior reasonable approval of the design of such sign and subject to compliance with all applicable legal requirements. Tenant shall keep such sign in good condition and repair at Tenant’s expense. At the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove such sign and repair and restore the area where such sign is installed to Landlord’s reasonable satisfaction and leave such area in good order and repair, reasonable wear and tear excepted.

33.	Intentionally omitted

34.	Financial Statements

Tenant shall furnish to Landlord within one hundred twenty (120) days after each of Tenant’s fiscal years during the Term an accurate, up-to-date, audited if available, financial statement of Tenant showing Tenant’s financial condition for the preceding fiscal year. If not so furnished, Tenant shall furnish the same to Landlord within fifteen (15) days of Landlord’s request therefor. If no audited financial statement is prepared, such statement will be certified by the CFO or Treasurer of Tenant. Unless public by other means, Landlord will maintain confidential such statement, except as required by an applicable law or court order; however Landlord may provide such statements to Landlord’s prospective and actual lenders and purchasers, and its and their accountants, attorneys and partners, as long as Landlord advises the recipients of the existence of Landlord’s confidentiality obligation. So long as Tenant is a publicly-traded company that makes public reports as required by the Securities and Exchange Commission, those publicly-available reports shall satisfy all obligations of Tenant under this Section.

35.	Waiver of Jury Trial; Other

LANDLORD AND TENANT AGREE THAT TO EXTENT PERMITTED BY LAW, EACH SHALL AND HEREBY DOES WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR EMERGENCY OR STATUTORY REMEDY. Nothing in this Lease shall limit the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time; and Tenant agrees that the fair value for occupancy of all or any part of the Premises at all times shall never be less than the Basic Rent and all Additional Rent payable from time to time. Tenant shall also indemnify and hold Landlord harmless in the manner provided in Section 14 if Landlord shall become or be made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person claiming through or under Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Landlord and Tenant further agree that any action arising out of this Lease (except an action for possession by Landlord, which may be brought in whatever manner or place provided by law) shall be brought in the Trial Court of the Commonwealth of Massachusetts, Superior Court Department, in the county where the Premises are located.

36.	Security Deposit

Tenant shall provide to Landlord a clean, irrevocable letter of credit as security for the performance of the obligations of Tenant under this Lease, subject to the terms and conditions set forth in this Section (together with any renewal or replacement thereof in accordance herewith, the “Letter of Credit”). Tenant shall provide the Letter of Credit to Landlord upon Tenant’s execution of this Lease, in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (“Original Amount”). Any Letter of Credit delivered hereunder shall comply with the requirements of this Section.

If Landlord has not previously drawn on the Letter of Credit, Tenant is not then in default under the Lease, and no event or condition then exists which with notice and the passage of time would give rise to such a default, then Tenant may decrease the amount of the Letter of Credit required to be maintained hereunder to the amounts on the dates set forth in the following schedule, and upon Tenant’s request Landlord shall provide such confirmation or acknowledgement as Tenant may reasonably request to effect such reduction of the Letter of Credit:

Original Amount:	$250,000
First Day of Lease Year 3:	$150,000
First Day of Lease Year 5:	$100,000

The Letter of Credit (i) shall be irrevocable and shall be issued by Silicon Valley Bank or another commercial bank reasonably acceptable to Landlord that has an office in Boston, Massachusetts or New York City that accepts requests for draws on the Letter of Credit, (ii) shall require only the presentation to the issuer of a notice from the holder of the Letter of Credit stating that Landlord is entitled to draw on the Letter of Credit pursuant to the terms of the Lease, (iii) shall be payable to Landlord or its successors in interest as the Landlord and shall be freely transferable without cost to any such successor or any lender holding a collateral assignment of Landlord’s interest in the Lease, (iv) shall be for an initial term of not less than one year and contain a provision that such term shall be automatically renewed for successive one-year periods unless the issuer shall, at least forty five (45) days prior to the scheduled expiration date, give Landlord notice of such nonrenewal, and (v) shall otherwise be in form and substance reasonably acceptable to Landlord. Notwithstanding the foregoing, the term of the Letter of Credit for the final period shall be for a term ending not earlier than the date thirty (30) days after the last day of the Term. In the event that the issuer ceases to be reasonably acceptable to Landlord, due to a deterioration in its financial condition or change in status that threatens to compromise Landlord’s ability to draw on the Letter of Credit as determined in good faith by Landlord, then Tenant shall provide a replacement Letter of Credit from an issuer satisfying the terms of this Exhibit within thirty (30) days after Landlord’s notice of such event.

Landlord shall be entitled to draw upon the Letter of Credit for its full amount or any portion thereof if (a) Tenant shall fail to perform any of its obligations under the Lease after the expiration of any applicable notice and cure period, or fail to perform any of its obligations under the Lease and transmittal of a default notice is barred by applicable law, or fail to perform any of its obligations under the Lease and any applicable notice and cure period would expire prior to the expiration of the Letter of Credit, or (b) not less than thirty (30) days before the scheduled expiration of the Letter of Credit, Tenant has not delivered to Landlord a new Letter of Credit in accordance with this Section. Without limiting the generality of the foregoing, Landlord may, but shall not be obligated to, draw on the Letter of Credit from time to time in the event of a bankruptcy filing by or against Tenant and/or to compensate Landlord, in such order as Landlord may determine, for all or any part of any unpaid rent, any damages arising from any termination of the Lease in accordance with the terms of the Lease, and/or any damages arising from any rejection of the Lease in a bankruptcy proceeding commenced by or against Tenant. Landlord may, but shall not be obligated to, apply the amount so drawn to the extent necessary to cure Tenant’s failure.

Any amount of the Letter of Credit drawn in excess of the amount applied by Landlord to cure any such failure shall be held by Landlord as a cash security deposit for the performance by Tenant of its obligations under the Lease. Any cash security deposit may be mingled with other funds of Landlord and no fiduciary relationship shall be created with respect to such deposit, nor shall Landlord be liable to pay Tenant interest thereon. If Tenant shall fail to perform any of its obligations under this Lease, Landlord may, but shall not be obliged to, apply the cash security deposit to the extent necessary to cure Tenant’s failure. After any such application by Landlord of the Letter of Credit or cash security deposit, as the case may be, Tenant shall reinstate the Letter of Credit to the amount originally required to be maintained under the Lease, upon demand. Provided that Tenant is not then in default under the Lease, and no condition exists or event has occurred which after the expiration of any applicable notice or cure period would constitute such a default, within thirty (30) days after the expiration or sooner termination of the Term the Letter of Credit and any cash security deposit, to the extent not applied, shall be returned to the Tenant, without interest.

In the event of a sale of the Building or lease, conveyance or transfer of the Building, Landlord shall transfer the Letter of Credit or cash security deposit to the transferee. Upon such transfer, the transferring Landlord shall be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the transferee solely for the return of said security. The provisions hereof shall apply to every transfer or assignment made of the security to such a transferee. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or the monies deposited herein as security, and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

37.	Decommissioning

Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing in and/or exclusively serving the Premises, and all exhaust or other ductwork in and/or exclusively serving the Premises, in each case which has carried or released or been exposed to any Hazardous Materials or Wastes so as to permit the report hereinafter called for by this Section to be issued.

Without limiting the generality of the foregoing, the areas subject to such cleaning, decommissioning and reporting shall include chemical storage areas and containers and pipes and ducts exposed to Hazardous Materials or Wastes. Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord a report addressed to Landlord and its Mortgagee (and, at Tenant’s election, Tenant) by a reputable licensed site professional (LSP) that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s inspection of the Premises and shall show:

(i)                 that the Hazardous Materials or Wastes, to the extent, if any, existing prior to such decommissioning, have been removed as necessary so that the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in and/or exclusively serving the Premises, may be reused by a subsequent tenant or disposed of in compliance with applicable Environmental Laws without taking any special precautions for Hazardous Materials or Wastes, without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of Hazardous Materials or Wastes and without incurring regulatory compliance requirements or giving notice in connection with Hazardous Materials or Wastes; and

(ii)              that the Premises may be reoccupied for the Permitted Uses described in Section 5, or demolished or renovated without taking any special precautions for Hazardous Materials or Wastes, without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials or Wastes and without incurring regulatory requirements or giving notice in connection with Hazardous Materials or Wastes.

For purposes of clause (ii) above: “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials or Wastes as Hazardous Materials or Wastes instead of non-hazardous materials. The report shall include reasonable detail concerning the clean-up location, the tests run and the analytic results.

If Tenant fails to perform its obligations under this Section, without limiting any other right or remedy, Landlord may, on five (5) business days’ prior written notice to Tenant perform such obligations at Tenant’s expense, and Tenant shall promptly reimburse Landlord as additional rent upon demand for all costs and expenses reasonably incurred together with an administrative charge equal to ten percent (10%) of such costs and expenses.

To the extent that Tenant surrenders any portion of the Premises to Landlord, Tenant’s obligations under this Section shall apply with respect to such surrendered portion of the Premises at the time of such surrender, and such surrender shall not be deemed to have occurred until Tenant’s obligations under this Section shall have been satisfied.

Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

38.	Rooftop Equipment.

Subject to the following provisions of this Section, Tenant shall have the right to install, operate and maintain, on the roof of the Building (the “Roof Premises”) at Tenant’s expense and risk, a lawfully permitted satellite dish and associated equipment, a back-up generator and cables, a compressed air system and a chiller with chiller lines (collectively, the “Rooftop Equipment”), subject to Landlord’s approval of the size, weight and location of same.

(a)               If the weight of any of the Rooftop Equipment exceeds the live load bearing capacity of the roof, Tenant’s plans and specifications for the installation thereof shall include details of structural engineering and structural reinforcement so as to ensure the structural integrity of the roof upon installation of the Rooftop Equipment.

(b)               Tenant shall submit to Landlord for its approval, a full set of engineering plans and specifications for the proposed Rooftop Equipment installation.

(c)               Tenant shall make all required conduit and/or cable connections between Tenant’s equipment in the Premises and the Rooftop Equipment subject to approval of such connections by Landlord.

(d)               Tenant shall obtain all necessary municipal, state and federal permits and authorizations required to install, maintain and operate the Rooftop Equipment and pay any changes levied by any governmental agencies which are the result of the Rooftop Equipment and/or the installation and/or use thereof.

(e)               Tenant shall maintain the Roof Premises and the Rooftop Equipment in a good state of repair.

(f)                Tenant shall use (at Tenant’s cost) Landlord’s roof contractor to perform and repair any penetrations necessary to the roof in connection with the installation and removal of the Rooftop Equipment. In no event will Tenant be authorized to make any penetrations that would void Landlord’s roof warranty.

(g)               At the expiration or earlier termination of this Lease, Tenant shall remove the Rooftop Equipment and surrender and restore the Roof Premises to Landlord in substantially as good condition as when entered.

(h)               The liability insurance to be carried by Tenant shall include coverage for any activity on the Roof Premises. Tenant shall pay any increase in rates for Landlord’s insurance resulting from the installation and use of the Roof Premises and/or the Rooftop Equipment by Tenant.

(i)                 The Rooftop Equipment shall be utilized solely on behalf of Tenant. Tenant shall not license, lease or otherwise permit the use of the same by any other party.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed under seal as of the date first above written.

Landlord

1001 PAWTUCKET, L.L.C.

By:	Winstanley Enterprises, Inc., its manager

By:	/s/ Carter J. Winstanley
Name: Carter J. Winstanley
Title: Vice President

Tenant

RAPID MICRO BIOSYSTEMS, INC.

By:	/s/ Stephen Delity
Name: Stephen Delity
Title: President and Chief Executive Officer

By:	/s/ Michael J. Mullen
Name: Michael J. Mullen
Title: Chief Financial Officer and Secretary

Exhibit A-1

Premises

Exhibit A-2

Reserved Parking Spaces

Exhibit A-3

Current Rules and Regulations

Exhibit B

Base Building Systems Specification

Exhibit C

Tenant’s Initial Construction

Exhibit C-1

Landlord’s Work

Exhibit C-2

Office Areas

Exhibit D

Subordination, Non-Disturbance and Attornment Agreement Form

SCHEDULE A

DESCRIPTION OF PROPERTY

Exhibit E

Estoppel Certificate Form

Exhibit F

Permitted Hazardous Materials

FIRST AMENDMENT OF LEASE

This FIRST AMENDMENT OF LEASE (“Amendment”) is entered into this 10th day of July, 2014 by and between Farley White Pawtucket, LLC, as successor in interest to 1001 Pawtucket, L.L.C., having a mailing address at c/o Farley White Management Company, 155 Federal Street, Suite 1800, Boston, MA 02110 (hereinafter called “Landlord”) and Rapid Micro Biosystems, Inc., having a mailing address at One Oak Park Drive, Bedford, MA 01730 (hereinafter called “Tenant”)

Witnesseth:

A.	Landlord and Tenant entered into a certain lease dated October 21, 2013 (the “Lease”) consisting of approximately 39,252 rentable square feet located in Pod L2/A8 and Pod LG/A8 (the “Existing Premises”), all as more particularly described therein.

B.	Tenant wishes to expand the Existing Premises by an additional 1,642 rentable square feet located in Pod L2/A6 (the “Expansion Premises”), as shown on Exhibit A attached hereto.

Landlord and Tenant desire to amend the Lease in the manner set forth below.

1.	The Expansion Date shall be July 1, 2014. Following July 1, 2014, the Existing Premises and the Expansion Premises shall be referred to collectively as the “Premises” and shall total 40,894 rentable square feet.

2.	Landlord shall arrange for and supervise the removal of VCT flooring within the Expansion Premises and the adjoining space currently holding electrical equipment which will be used for egress.

3.	Tenant shall be responsible for reimbursing Landlord for the cost of removing the existing VCT flooring in the Expansion Premises, and any other improvements related to the removal thereof. Tenant’s cost shall not exceed $12,500.00.

4.	Within ninety (90) days of the completion of the removal of the VCT flooring, Tenant shall, at Tenant’s sole expense, renovate the Expansion Premises in accordance with Lease Section 3: Construction of Improvements and Exhibit B attached hereto (“Expansion Improvements”) and in accordance with all applicable state and municipal building codes and regulations.

5.	On or prior to the expiration or early termination of the Term of the Lease, and in accordance with Lease Section 3: Construction of Improvements and Lease Section 17: Tenant’s Obligation to Quit, Tenant shall be responsible for removing any Removal Items, as defined therein. Landlord and Tenant acknowledge the following Removal Items as identified to date. In no event does this provision limit Landlord’s right to identify Removal Items in the future, either in connection with the Tenant Work or the Expansion Improvements.

Removal Items:

•	All supplemental heating, ventilation or air conditioning equipment along with all associated wiring, cabling or conduit;

•	Walk-in refrigerator/freezer unit to be installed in the Expansion Premises;

•	Isolation pads used for equipment or trade fixtures.

6.	Tenant shall be responsible for repairing any and all roof penetrations resulting from the installation of equipment on the Building’s roof in accordance with Lease Section 38: Rooftop Equipment, even if said equipment is not specifically identified therein.

7.	With respect to the Expansion Premises only, Tenant shall pay Basic Rent on the following schedule:

July 1, 2014 – July 31, 2015:	$8,210.00/annum; $684.17/month; $5.00/RSF
August 1, 2015 – July 31, 2016:	$8,620.50/annum; $718.38/month; $5.25/RSF
August 1, 2016 – July 31, 2017:	$9,031.00/annum; $752.58/month; $5.50/RSF
August 1, 2017 – July 31, 2018:	$9,441.50/annum; $786.79/month; $5.75/RSF
August 1, 2018 and thereafter:	$9,852.00/annum; $821.00/month; $6.00/RSF

8.	Effective as of July 1, 2014, Tenant’s Pro Rata Share shall be increased to 4.90%.

9.	Landlord and Tenant each warrant and represent to the other that no broker, agent, commission salesman or other person has represented it in connection with the procurement or consummation of this Amendment.

Except as specifically amended by the terms of this First Amendment of Lease, all of the terms, conditions and provisions of the Lease shall remain in full force and effect throughout the balance of the Lease. From and after the date hereof, the Lease and this First Amendment of Lease shall collectively be referred to as the “Lease.”

As of this date, the parties acknowledge that neither has a claim for damage or liability of any kind pursuant to the Lease, as amended, or at law or equity, and the parties hereby agree to release and hold each other harmless from and against all suits, liabilities, obligations or claims of any kind or any matters arising prior to this date.

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WITNESS THE EXECUTION HEREOF, under seal, as of the date set forth above, in any number of counterpart copies, each of which counterpart copies shall be deemed an original for all purposes.

LANDLORD:	FARLEY WHITE PAWTUCKET, LLC

/s/ John F. Power
By: John F. Power
Its: Manager

TENANT:	RAPID MICRO BIOSYSTEMS, INC.

/s/ Michael J. Mullen
By: Michael J. Mullen
Its: Chief Financial Officer

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EXHIBIT A

“Expansion Premises”

EXHIBIT B

EXPANSION IMPROVEMENTS

SECOND AMENDMENT OF LEASE

This SECOND AMENDMENT OF LEASE is entered into this 30th day of December, 2014 by and between Farley White Pawtucket, LLC, as successor in interest to 1001 Pawtucket, L.L.C., having a mailing address at c/o Farley White Management Company, 155 Federal Street, Suite 1800, Boston, MA 02110 (hereinafter called “Landlord”) and Rapid Micro Biosystems, Inc., having a mailing address at 1001 Pawtucket Boulevard West, Lowell, MA 01854 (hereinafter called “Tenant”)

Witnesseth:

A.       Landlord and Tenant entered into a certain lease dated October 21, 2013, as amended by a First Amendment of Lease dated July 10, 2014 (collectively, the “Lease”) consisting of approximately 40,894 rentable square feet located in Pods L2/A8, L2/A6 and LG/A8 (the “Existing Premises”), all as more particularly described therein.

B.       Tenant wishes to expand the Existing Premises by an additional 8,927 rentable square feet in Pod L2/A4 (the “Storage Expansion Space”), as shown on Exhibit A attached hereto.

C.       Landlord and Tenant desire to amend the Lease in the manner set forth below.

1.	The Storage Expansion Date shall be the later of December 15, 2014 and the date that Tenant delivers a signed Second Amendment of Lease to Landlord. Effective as of the Storage Expansion Date, the Premises shall total 49,821 rentable square feet.

2.	Tenant accepts the Storage Expansion Space in its “as-is” condition. The Permitted Uses of the Storage Expansion Space shall include storage, warehousing and related ancillary uses. No personnel should occupy or conduct business in the Storage Expansion Space.

3.	Commencing on the Storage Expansion Date and with respect to the Storage Expansion Space only, Tenant shall pay Basic Rent on the following schedule:

Through December 31, 2015:	$31,244.50/annum; $2,603.71/month; $3.50/sf
January 1, 2016 – December 31, 2016:	$32,806.73/annum; $2,733.89/month; $3.68/sf
January 1, 2017 – December 31, 2017:	$34,447.06/annum; $2,870.59/month; $3.86/sf
January 1, 2018 – December 31, 2018:	$36,169.41/annum; $3,014.12/month; $4.05/sf
January 1, 2019 and thereafter:	$37,977.89/annum; $3,164.82/month; $4.25/sf

4.	Effective as of the Storage Expansion Date, Tenant’s Pro Rata Share shall be increased to 5.96%.

5.	Electricity consumption in Pod L2/A4 is measured by a series of checkmeters. Tenant shall pay to Landlord, upon demand and as Additional Rent, the cost of Tenant’s electricity consumption in the Storage Expansion Space. Tenant’s electricity consumption shall be estimated by multiplying the total cost of electricity as measured by the Pod L2/A4 checkmeters times 26.7% (Tenant’s pro rata share of Pod L2/A4).

6.	At any time during the Term of the Lease, Landlord shall have the option, exercisable by no less than sixty (60) days written notice to Tenant, to terminate this Lease with respect to the Storage Expansion Space only, said early termination date to be identified in the notice provided (the “Recapture Date”). On or before the Recapture Date, Tenant shall yield-up the Storage Expansion Space in accordance with the first paragraph of Lease Section 17, failing which the provisions of the second paragraph of Lease Section 17 shall apply to the Storage Expansion Space.

7.	Landlord and Tenant each warrant and represent to the other that no broker, agent, commission salesman or other person has represented it in connection with the procurement or consummation of this Second Amendment of Lease.

Except as specifically amended by the terms of this Second Amendment of Lease, all of the terms, conditions and provisions of the Lease shall remain in full force and effect throughout the balance of the Lease. From and after the date hereof, the Lease and this Second Amendment of Lease shall collectively be referred to as the “Lease.”

As of this date, the parties acknowledge that neither has a claim for damage or liability of any kind pursuant to the Lease, as amended, or at law or equity, and the parties hereby agree to release and hold each other harmless from and against all suits, liabilities, obligations or claims of any kind or any matters arising prior to this date.

WITNESS THE EXECUTION HEREOF, under seal, as of the date set forth above, in any number of counterpart copies, each of which counterpart copies shall be deemed an original for all purposes.

LANDLORD:	FARLEY WHITE PAWTUCKET, LLC

/s/ Roger W. Altreuter
By: Roger W. Altreuter
Its: Manager

TENANT:	RAPID MICRO BIOSYSTEMS, INC.

/s/ Robert Sargresi
By: Robert Sargresi
Its: CEO

THIRD AMENDMENT OF LEASE

This THIRD AMENDMENT OF LEASE (“Third Amendment”) is entered into this 9th day of January 2015 by and between Farley White Pawtucket, LLC, as successor in interest to 1001 Pawtucket, L.L.C., having a mailing address at c/o Farley White Management Company, 155 Federal Street, Suite 1800, Boston, MA 02110 (hereinafter called “Landlord”) and Rapid Micro Biosystems, Inc., having a mailing address at 1001 Pawtucket Boulevard, Lowell, MA 01854 (hereinafter called “Tenant”)

Witnesseth:

A.       Landlord and Tenant entered into a certain lease dated October 21, 2013, as amended by a First Amendment of Lease dated July 10, 2014 and a Second Amendment of Lease dated December 30, 2014 (collectively, the “Lease”) consisting of approximately 49,821 rentable square feet in Pods L2/A8, L2/A6 and L2/A4 (the “Premises”), all as more particularly described therein.

B.       Tenant has requested a disbursement from Landlord totaling $379,670.00 in connection with Tenant’s Work (“TI Allowance Increase”), which is the maximum allowable advance per Lease Section 1: Basic Lease Terms and Certain Defined Terms: Special Conditions.

B.       Landlord and Tenant desire to amend the Lease in the manner set forth below.

1.	Commencing January 1, 2015 and continuing through the expiration of the Initial Term, Tenant shall make payments of additional Basic Rent to Landlord totaling $8,449.95 per month, which represents the amortization of said TI Allowance Increase.

Except as specifically amended by the terms of this Third Amendment of Lease, all of the terms, conditions and provisions of the Lease shall remain in full force and effect throughout the balance of the Term of the Lease. From and after the date hereof, the Lease and this Third Amendment of Lease shall collectively be referred to as the “Lease.”

As of this date, the parties acknowledge that neither has a claim for damage or liability of any kind pursuant to this Lease, as amended, or at law or equity, and the parties hereby release and hold each other harmless from and against all suits, liabilities, obligations or claims of any kind or any matters arising prior to this date.

(Signatures on following page)

WITNESS THE EXECUTION HEREOF, under seal, as of the date first set forth above, in any number of counterpart copies, each of which counterpart copies shall be deemed an original for all purposes.

LANDLORD:	FARLEY WHITE PAWTUCKET, LLC

/s/ Roger W. Altreuter
By: Roger W. Altreuter
Its: Manager

TENANT:	RAPID MICRO BIOSYSTEMS, INC.

/s/ Robert Spignesi
By: Robert Spignesi
Its: CEO

FOURTH AMENDMENT OF LEASE

This FOURTH AMENDMENT OF LEASE (“Fourth Amendment”) is entered into this 18th day of June, 2015 by and between Farley White Pawtucket, LLC, as successor in interest to 1001 Pawtucket, L.L.C., having a mailing address at c/o Farley White Management Company, 155 Federal Street, Suite 1800, Boston, MA 02110 (hereinafter called “Landlord”) and Rapid Micro Biosystems, Inc., having a mailing address at 1001 Pawtucket Boulevard, Lowell, MA 01854 (hereinafter called “Tenant”)

Witnesseth:

A.                Landlord and Tenant entered into a certain lease dated October 21, 2013, as amended by a First Amendment of Lease dated July 10, 2014, a Second Amendment of Lease dated December 30, 2014 and a Third Amendment of Lease dated January 9, 2015 (collectively, the “Lease”) consisting of approximately 49,821 rentable square feet in Pods L2/A8, L2/A6, L2/A4 and LG/A8 (the “Existing Premises”), all as more particularly described therein.

B.                 Tenant wishes to relocate the existing Storage Expansion Space from Pod L2/A4 to approximately 8,927 rentable square feet located in Pod L2/A7, as shown on Exhibit A attached hereto (the “Pod L2/A7 Storage”).

C.                 Landlord and Tenant desire to amend the Lease in the manner set forth below.

1.	The Relocation Date shall be the later of May 22, 2015 and the date the Tenant delivers a signed Fourth Amendment of Lease to Landlord. Effective as of the Relocation Date, the Storage Expansion Space shall be relocated to the Pod L2/A7 Storage.

2.	Within fourteen (14) days of the Relocation Date, Tenant shall yield-up the Storage Expansion Space in accordance with the first paragraph of Lease Section 17, failing which the provisions of the second paragraph of Lease Section 17 shall apply to the Storage Expansion Space.

3.	Tenant accepts the Pod L2/A7 Storage in its “as-is” condition. The Permitted Uses remain unchanged.

4.	Tenant’s Basic Rent schedule and Tenant’s Pro Rata Share remain unchanged and are as previously set forth in the Lease.

5.	Electricity consumption in Pod L2/A7 is measured by a series of checkmeters. Tenant shall pay to Landlord, upon demand and as Additional Rent, the cost of Tenant’s electricity consumption in the Pod L2/A7 Storage.

6.	At any time during the Term of the Lease, Landlord shall have the option, exercisable by no less than sixty (60) days written notice to Tenant, to terminate this Lease with respect to the Pod 1S2/A.1 Storage only, said termination date to be identified in the noticed provided (the “Recapture Date”). On or before the Recapture Date, Tenant shall yield-up the Pod L2/A7 Storage in accordance with the first paragraph of Lease Section 17, failing which the provisions of the second paragraph of Lease Section 17 shall apply to the Pod L2/A7 Storage.

7.	Landlord and Tenant each warrant and represent to the other that no broker, agent, commission salesman or other person has represented it in connection with the procurement or consummation of this Fourth Amendment of Lease.

Except as specifically amended by the terms of this Fourth Amendment of Lease, all of the terms, conditions and provisions of the Lease shall remain in full force and effect throughout the balance of the Term of the Lease, From and after the date hereof, the Lease and this Fourth Amendment of Lease shall collectively be referred to as the “Lease.”

As of this date, the parties acknowledge that neither has a claim for damage or liability of any kind pursuant to this Lease, as amended, or at law or equity, and the parties hereby release and hold each other harmless from and against all suits, liabilities, obligations or claims of any kind or any matters arising prior to this date.

WITNESS THE EXECUTION HEREOF, under seal, as of the date first set forth above, in any number of counterpart copies, each of which counterpart copies shall be deemed an original for all purposes.

LANDLORD:	FARLEY WHITE PAWTUCKET, LLC

/s/ John F. Power
	By:	John F. Power
	Its:	Manager

TENANT:	RAPID MICRO BIOSYSTEMS, INC.

/s/ Steve Furlong
	By:	Steve Furlong
	Its:	CFO

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Exhibit A

“Pod L2/A7 Storage”

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FIFTH AMENDMENT OF LEASE

This FIFTH AMENDMENT OF LEASE (“Fifth Amendment”) is entered into this 11th day of March, 2016 by and between Farley White Pawtucket, LLC, as successor in interest to 1001 Pawtucket, L.L.C., having a mailing address at c/o Farley White Management Company, 155 Federal Street, Suite 1800, Boston, MA 02110 (hereinafter called “Landlord”) and Rapid Micro Biosystems, Inc., having a mailing address at 1001 Pawtucket Boulevard, Lowell, MA 01854 (hereinafter called “Tenant”)

Witnesseth:

A.                Landlord and Tenant entered into a certain lease dated October 21, 2013, as amended by a First Amendment of Lease dated July 10, 2014, a Second Amendment of Lease dated December 30, 2014, a Third Amendment of Lease dated January 9, 2015 and a Fourth Amendment of Lease dated June 18, 2015 (collectively, the “Lease”) consisting of approximately 49,821 rentable square feet in Pods L2/A8, L2/A6, L2/A4 and LG/A8 (the “Existing Premises”), all as more particularly described therein.

B.                 Landlord and Tenant wish to reconfigure the existing Pod L2/A7 Storage as shown in Exhibit A attached hereto.

C.                 Landlord and Tenant desire to amend the Lease in the manner set forth below.

1.	As of the date hereof, Pod L2/A7 Storage Space has been reconfigured. All other terms and conditions of the Lease shall remain unchanged.

Except as specifically amended by the terms of this Fifth Amendment of Lease, all of the terms, conditions and provisions of the Lease shall remain in full force and effect throughout the balance of the Term of the Lease. From and after the date hereof, the Lease and this Fifth Amendment of Lease shall collectively be referred to as the “Lease.”

As of this date, the parties acknowledge that neither has a claim for damage or liability of any kind pursuant to this Lease, as amended, or at law or equity, and the parties hereby release and hold each other harmless from and against all suits, liabilities, obligations or claims of any kind or any matters arising prior to this date.

(Signatures on the page to follow)

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WITNESS THE EXECUTION HEREOF, under seal, as of the date first set forth above, in any number of counterpart copies, each of which counterpart copies shall be deemed an original for all purposes.

LANDLORD:	FARLEY WHITE PAWTUCKET, LLC

/s/ John F. Power
	By:	John F. Power
	Its:	Manager

TENANT:	RAPID MICRO BIOSYSTEMS, INC.

/s/ Steve Furlong
	By:	Steve Furlong
	Its:	CFO

5

EXHIBIT A

“Pod L2/A7 Stoage”

6

SIXTH AMENDMENT OF LEASE

This SIXTH AMENDMENT OF LEASE (“Sixth Amendment”) is entered into this 29th day of August, 2018 by and between Farley White Pawtucket, LLC, as successor in interest to 1001 Pawtucket, L.L.C. (“1001 Pawtucket”), having a mailing address at c/o Farley White Management Company, 155 Federal Street, Suite 1800, Boston, MA 02110 (hereinafter called “Landlord”) and Rapid Micro Biosystems, Inc., having a mailing address at 1001 Pawtucket Boulevard, Lowell, MA 01854 (hereinafter called “Tenant”).

Witnesseth:

A.    1001 Pawtucket and Tenant entered into a certain lease dated October 21, 2013, as amended by (i) a First Amendment of Lease dated July 10, 2014, (ii) a Second Amendment of Lease dated December 30, 2014, (iii) a Third Amendment of Lease dated January 9, 2015, (iv) a Fourth Amendment of Lease dated June 18, 2015, and (v) a Fifth Amendment of Lease dated March 11, 2016 (collectively, the “Lease”), pursuant to which Tenant leased certain space at 1001 Pawtucket Boulevard, Lowell, MA 01854, consisting of approximately 49,821 rentable square feet in Pods L2/A6, L2/A7, L2/A8 and LG/A8 (the “Existing Premises”), all as more particularly described therein.

B.     Tenant wishes to expand the Existing Premises by an additional 3,708 rentable square feet in POD L2/A7 (the “L2/A7 Expansion Space”). Simultaneously, Tenant wishes to give back 727 rentable square feet of storage space in Pod LG/A8 (the “LG/A8 Giveback Space”). The L2/A7 Expansion Space and the LG/A8 Giveback Space are shown as the hatched areas on Exhibits A and A-l attached hereto, respectively.

C.     Landlord and Tenant desire to amend the Lease in the manner set forth below.

1.	The Sixth Amendment Expansion Date shall be the earlier of August 1, 2019 and the date Tenant submits the first written requisition for all or a portion of the 2018 TI Allowance. From and after the Sixth Amendment Expansion Date, (i) Tenant shall have the exclusive possession of the L2/A7 Expansion Space, (ii) the Premises shall consist of 52,802 rentable square feet in Pods L2/A6, L2/A7 and L2/A8, and (iii) Tenant’s Pro Rata Share shall adjust to 6.32%.

2.	Within ten (10) days after the date of this Sixth Amendment, Tenant shall yield up the LG/A8 Giveback Space in accordance with the first paragraph of Lease Section 17, failing which the provisions of the second paragraph of Lease Section 17 shall apply to the LG/A8 Giveback Space. The date on which Tenant yields possession of the LG/A8 Giveback Space to Landlord is referred to as the “Giveback Date.”

3.	The Term of the Lease is hereby extended to, and shall expire on, July 31, 2026 (subject in all events to Tenant’s right to further extend the Term pursuant to Section 4 of the Lease).

4.	Effective as of the Sixth Amendment Expansion Date, and with respect to the L2/A7 Expansion Space only, Tenant shall pay Basic Rent on the following schedule:

Through July 31, 2020:	$29,664.00/annum; $2,472.00/month; $8.00/RSF
August 1, 2020 - July 31, 2021:	$30,591.00/annum; $2,549.25/month; $8.25/RSF;
August 1, 2021- July 31, 2022:	$31,518.00/annum; $2,626.50/month; $8.50/RSF;
August 1, 2022 - July 31, 2023:	$32,445.00/annum; $2,703.75/month; $8.75/RSF;
August 1, 2023 - July 31, 2024:	$33,372.00/annum; $2,781.00/month; $9.00/RSF;
August 1, 2024 - July 31, 2025:	$34,299.00/annum; $2,858.25/month; $9.25/RSF;
August 1, 2025 and thereafter:	$35,226.00/annum; $2,935.50/month; $9.50/RSF.

Effective from and after the Giveback Date, and with respect to the Existing Premises less the LG/A8 Giveback Space, Tenant shall pay Basic Rent on the following schedule:

Giveback Date - July 31, 2020:	$392,752.00/annum; $32,729.33/month; $8.00/RSF;
August 1, 2020 - July 31, 2021:	$405,025.50/annum; $33,752.13/month; $8.25/RSF;
August 1, 2021 - July 31, 2022:	$417,299.00/annum; $34,774.92/month; $8.50/RSF;
August 1, 2022 - July 31, 2023:	$429,572.50/annum; $35,797.71/month; $8.75/RSF;
August 1, 2023 - July 31, 2024:	$441,846.00/annum; $36,820.50/month; $9.00/RSF;
August 1, 2024 - July 31, 2025:	$454,119.50/annum; $37,843.29/month; $9.25/RSF;
August 1, 2025 and thereafter:	$466,393.00/annum; $38,866.08/month; $9.50/RSF

5.	Electricity. Electricity consumption in Pod L2/A7 is measured by a series of checkmeters. Tenant shall pay for electricity consumed in the L2/A7 Expansion Space in accordance with Lease Section 8: Electricity; Telecommunications and Other Utilities.

6.	TI Allowance Increase. Effective July 31, 2019, so long as all payments are made, Tenant’s TI Allowance Increase (as defined in the Third Amendment to Lease) shall be amortized in full and Tenant shall have no further obligations with respect to said TI Allowance Increase.

7.	Improvements. Any and all improvements to the Premises shall be made in accordance with Lease Section 3: Construction of Improvements and in accordance with all applicable state and municipal building codes, except that Landlord shall have the right to charge a one-time supervisory fee of $2,500.00 to be paid by Tenant to Landlord as Additional Rent. Subject to Landlord’s right of approval (which shall not be unreasonably withheld, delayed or conditioned), Tenant may select and engage its own preferred contractors, subcontractors, architects, engineers and consultants to perform such work.

Landlord shall provide to Tenant an allowance of up to $739,228.00 toward the hard and soft costs associated with said improvements (the “2018 TI Allowance”). The 2018 TI Allowance may be used for the costs of design, preparation, renovation and construction of the Premises, and may also be applied to non-Building related costs including without limitation permitting, space plans, moving, architectural and engineering, wiring and cabling, special electrical power distribution, telephone and security systems. Any time prior to the second (2nd) anniversary of the execution date hereof, Tenant shall have the on-going right to request the 2018 TI Allowance, or a portion thereof, by written notice to Landlord to be accompanied by all invoices, lien waivers and/or municipal certificates, when applicable, to substantiate the work completed. Provided Tenant meets the conditions herein, Landlord shall reimburse Tenant for the amount requested, not to exceed the full amount of the 2018 TI Allowance, within thirty (30) days of Landlord’s receipt of written notice and documentation as aforesaid. Any unused portions of the 2018 TI Allowance not requested beyond the second (2nd) anniversary of the execution date hereof shall be forfeited.

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8.	External Storage. During the Term of the Lease, Tenant shall have permission to have access to and use a portion of the exterior portion of the Property and enjoy 24-hour access thereto to use, maintain and replace materials and equipment, as hereinafter defined, at a location to be mutually agreed upon by Landlord and Tenant (the, “External Storage Area”). The External Storage Area is to be used by Tenant solely for the installation, operation, maintenance, repair and replacement during the Term of this Lease of a liquid nitrogen tank, oxygen tank, and generator (collectively, the “Exterior Equipment”). The Exterior Equipment shall also include one conduit as necessary to connect any such equipment to the Premises subject to Landlord’s prior written approval not to be unreasonably withheld, conditioned or delayed, to be located in a vertical chase mutually designated by Landlord and Tenant. Tenant’s installation and operation of the Exterior Equipment and its obligations with respect thereto shall be all in accordance with the terms, provisions, conditions and agreements contained in this Lease (including, without limitation, provisions regarding compliance with applicable law set forth in Lease Section 3 and Lease Section 11 thereof), shall be without interference with the business and telecommunications of other tenants or any other person, and Tenant shall be responsible for installing, maintaining and implementing all related safety measures and devices reasonably required in connection with the installation, operation or use of the Exterior Equipment, and (subject to applicable waivers of claims and rights of subrogation set forth in the Lease, and except for matters arising from the negligence or willful misconduct of Landlord or its agents, employees or contractors) shall be solely responsible for all damage to persons or property resulting from the installation, operation or use of the Exterior Equipment in each case indemnifying and holding harmless Landlord in the manner elsewhere provided in this Lease. Without limiting the generality of the foregoing, (x) Tenant’s installation, operation and use of the Exterior Equipment shall not interfere with the Building Systems or with other tenants in the Building and (y) Tenant shall be solely responsible, at Tenant’s cost, for the repair, maintenance and, if applicable, landscaping of the External Storage Area and for the payment of any personal property taxes attributable to the Exterior Equipment.

Tenant shall install the Exterior Equipment in the External Storage Area at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate and in accordance with all of the applicable provisions of this Lease. Landlord shall not be obligated to perform any work or incur any expense to prepare the External Storage Area for Tenant’s use thereof.

Prior to commencing installation of the Exterior Equipment, Tenant shall provide Landlord with (i) copies of all required permits, licenses and authorizations which Tenant will obtain at its own expense and which Tenant will maintain at all times during the operation of the Exterior Equipment; and (ii) a certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance reasonably required by Landlord for the installation and operation of the Exterior Equipment.

Tenant shall pay to Landlord as Additional Rent all applicable taxes or governmental charges, fees, or impositions upon Landlord and arising solely out of Tenant’s use of the External Storage Area, and the amount, if any, by which Landlord’s insurance premiums increase as a result of the installation of the Exterior Equipment.

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At the expiration or earlier termination of the Lease or the permanent termination of the operation of any portion of the Exterior Equipment by Tenant, Tenant shall, at its sole cost and expense, (i) remove the Exterior Equipment (or the applicable portion thereof) from the External Storage Area and the Building in accordance with the terms of Lease Section 3, (ii) repair and restore such External Storage Area, including (if applicable) the roof and roof membrane, to Landlord’s reasonable satisfaction and leave the External Storage Area in good order and repair, reasonable wear and tear excepted and (iii) pay all amounts due and owing with respect to this Section up to the date of the termination thereof. If Tenant does not remove the Exterior Equipment when so required, the Exterior Equipment shall become Landlord’s property and, at Landlord’s election, Landlord may remove and dispose of the Exterior Equipment and charge Tenant for all costs and expenses incurred as Additional Rent. Notwithstanding that Tenant’s use of the External Storage Area shall be subject at all times to and shall be in accordance with the terms, covenants, conditions and agreements contained in this Lease, the External Storage Area shall not be deemed part of the Premises. All Tenant obligations under this Section shall survive the expiration or earlier termination of the Term of this Lease.

Landlord may not unreasonably withhold, delay or condition any consent of Landlord applicable under this Section unless the matter that is the subject of such consent would, in Landlord’s reasonable determination, (i) adversely affect building systems, including but not limited to fire-safety, telecommunications, curtain wall, electrical, heating, ventilation, plumbing or other mechanical systems, (ii) adversely affect any structural elements of the Building, the curtain wall or any exterior signage, (iii) adversely affect any other tenant of the Building, or (iv) void or impair any warranty applicable to the roof of the Building.

9.	Back-Up Generator. During the Term, Landlord grants to Tenant permission, without additional charge (except that Tenant will be responsible for the costs of actual connection), to connect to the Building’s back-up generator in order to provide a source of emergency power for Tenant’s cold storage unit (“Tenant’s Equipment”). Tenant’s Equipment shall draw a maximum of 100 amps of service. Tenant shall be responsible for the connection between Tenant’s Equipment and the back-up generator and shall not make any such connection without the prior review and approval of Landlord. Landlord shall be responsible for general maintenance of the back-up generator. Subject to the provisions of Section 13 of the Lease, Tenant will indemnify and hold Landlord harmless from any loss, cost, damage or expense suffered by Landlord as a result of Tenant’s use of the Building’s back-up generator.

10.	Pod L2/A7. As of the Sixth Amendment Date, Landlord’s right to recapture Pod L2/A7 Storage per paragraph 6 of the Fourth Amendment is hereby null and void. In addition, should adjacent space in L2/A7, as identified by the hatched area on Exhibit B attached hereto, become available for lease during the Term, Landlord shall provide written notice thereof to Tenant (“Notice of Availability”). Said adjacent space shall be “available for lease” when such space will become available because the current tenant’s lease has or will expire without a renewal or extension thereof. Landlord shall only be required to provide said Notice of Availability and is not required to reserve said space for Tenant in any way.

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11.	Cafeteria. Landlord currently provides food service to the tenants and occupants of the Building from 6:30 am to 2:00 pm Monday through Friday. Landlord has agreed to expand the Building’s food service to accommodate employees working outside of the existing food service hours. This may be accomplished by extending the cafeteria’s operating hours or by the implementation of a grab-n-go solution. Landlord shall use commercially reasonable efforts to implement a mutually agreeable food service solution on or before December 31, 2018.

12.	Termination Option. Tenant shall have a one-time right to terminate the Lease (the “Termination Option”) on July 31,2024 (the “Termination Date”), by giving written notice thereof to Landlord no later than July 31, 2023, provided that at the time of giving such notice there exists no default by Tenant (continuing uncured beyond the expiration of all applicable notice and grace periods). As a further condition to any such early termination, on or before the Termination Date, Tenant shall make a payment to Landlord along with delivery of said termination notice, of a “termination fee” in the amount of the sum of all unamortized transaction costs (including the 2018 TI Allowance, brokerage commissions and legal fees) paid by Landlord in connection with this Sixth Amendment calculated on a level payments basis with interest at 6% per annum plus two months’ Basic Rent at the rate in place at the time of the Termination Date.

13.	Consent of Lender. As a condition to this Sixth Amendment, Landlord will, within ten (10) business days after the date hereof and at Landlord’s cost, obtain and deliver to Tenant the consent of Landlord’s mortgage lender to this Sixth Amendment.

14.	Brokerage. Tenant and Landlord each warrants and represents that it has dealt with no broker other than Cushman & Wakefield and Farley White Management Company (collectively, the “Brokers”) in connection with this transaction and each agrees to defend, indemnify and save the other harmless from and against any and all claims for a commission arising out of this Sixth Amendment made by anyone other than the Brokers (as defined herein) claiming to have had dealings with the indemnifying party. The brokerage commission of the Brokers will be paid by Landlord in accordance with the terms of a separate agreement.

15.	Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original. Any executed copy of this Amendment delivered by confirmed facsimile or electronic mail shall be deemed to be binding to the same extent as an original executed copy of this Amendment. If so executed and delivered by one or both of the parties via facsimile or electronic mail, each party agrees to deliver to the other party, a complete original, manually signed copy of this Amendment upon request.

16.	No Default; Approvals. Landlord hereby represents that Tenant is not in default to the best of Landlord’s knowledge of its obligations or covenants under the Lease as of the date hereof. By executing and delivering this Amendment, each of the parties represents and warrants to the other that such party has obtained any and all third party consents and/or approvals necessary for such party to enter into this Sixth Amendment.

17.	Ratification. In all respects, the Lease as hereby amended and modified, is hereby ratified, confirmed and approved.

Except as specifically amended by the terms of this Sixth Amendment, all of the terms, conditions and provisions of the Lease shall remain in full force and effect throughout the Term of the Lease. From and after the date hereof, the Lease and this Sixth Amendment shall collectively be referred to as the “Lease.”

As of this date the parties acknowledge that neither has actual knowledge of a claim for damage or liability of any kind pursuant to this Lease, as amended, or at law or in equity.

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WITNESS THE EXECUTION HEREOF, under seal, as of the date set forth above, in any number of counterpart copies, each of which counterpart copies shall be deemed an original for all purposes.

LANDLORD:	FARLEY WHITE PAWTUCKET, LLC

/s/ Rodger W. Altrevter
	By:	Rodger W. Altrevter
	Its:	Manager

TENANT:	RAPID MIRCO BIOSYSTEMS, INC.

/s/ Richard S. Kollender
	By:	Richard S. Kollender
	Its:	CBO + CFO

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Exhibit A

“L2/A7 Expansion Space”

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EXHIBIT A-1

“LG/A8 Giveback Space”

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Exhibit B

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